                                                                    EXHIBIT 4.8

                             [FREE-STANDING LEASE]

                                     LEASE


        THIS LEASE ("Lease") made and entered into as of the __ day of _______, 199__, between _________________________________ ________________, a
______________ limited [partnership] [liability company],  having an address of
_______________________________________ ("Landlord"), and  __________________,
an ____________ corporation, having a principal office at _________________________________ ("Tenant").

                                  WITNESSETH:

        That in consideration of the rents, covenants and conditions herein set forth, Landlord and Tenant do hereby covenant, promise and agree as follows:

       1. Demised Premises. Landlord, as [fee title owner] [ground lessee under that certain Ground Lease ("Ground Lease") dated _____, 199_ by and between landlord and _________ ("Ground Lessor")], does demise unto Tenant and Tenant does take from Landlord for the Lease Term (as defined hereafter) the following property in the ________ of _________, County of____________, State of ____________, consisting of a [completed] building [to be constructed] containing approximately ______ square feet of rentable space ("Tenant's Building"), together with the loading dock area, dumpster pad and trash compactor pad, all entrances, driveways, parking areas, walks, service drives and certain other site improvements and common area improvements [to be constructed] in the locations shown on Exhibit "B" attached hereto and incorporated herein by reference (collectively, "Improvements") located on land comprising not less than ______ acres, which land is described in Exhibit "A", attached hereto and incorporated herein by reference ("Land"). [The Improvements shall be constructed pursuant to the provisions of Article 10 hereof.] The Improvements and the Land, together with all licenses, rights, privileges and easements, whether arising under any reciprocal easement agreement ("REA") or otherwise, appurtenant thereto shall be collectively, "Demised Premises".

        2. Term. The term of this Lease shall commence on the date hereof, and shall terminate on __________________ ("Primary Term"); provided, however, the term of this Lease may be extended as provided in Article 9. The phrase "Lease Term", as used in this Lease, shall be the Primary Term and any extension thereof pursuant to Article 9. The phrase "expiration of the Primary Term", as used in this Lease, shall mean a termination or expiration of the Primary Term other than by reason of Tenant's default pursuant to this Lease or the rejection or disaffirmance of this Lease in any bankruptcy or insolvency proceeding of Tenant.

        3.  Termination; Diminution in Annual Rent or Additional Rent.

            (a) Notwithstanding any present or future law to the contrary, during the Primary Term this Lease shall not be terminated by Tenant for any failure of Landlord to perform pursuant to the terms and conditions of this Lease or otherwise for any reason except as expressly provided in Articles 17 and 18 or unless this Lease has been rejected by Landlord or Landlord's Mortgagee in a proceeding described in subparagraph (b) (vi) below affecting Landlord or Landlord's Mortgagee and, notwithstanding Tenant's compliance with the provisions of
Article 23(c), Tenant has been deprived of its possessory rights pursuant to this Lease by reason of such rejection, in which instance Tenant's obligations pursuant to this Lease shall terminate as of the effective date of such deprivation of Tenant's possessory rights.

            (b) Until the earlier of Loan Payoff (as defined below) or expiration of the Primary Term, except as otherwise provided in Articles 3(a), 17 and 18, Tenant shall not be entitled to any abatement, reduction, set-off, counterclaim, defense or deduction for any reason except as expressly provided in this Lease with respect to any Annual Rental, Additional Rent, or other sums payable hereunder, nor shall the obligations of Tenant hereunder be affected, by reason of:

                 (i) any alteration, addition or changes made to or caused to be made to the Demised Premises by Tenant;

                 (ii) any damage to or destruction of the Demised Premises or the restoration or rebuilding thereof (subject to Tenant's right to terminate this Lease and right to refund of prepaid Annual Rent pursuant to Article 17);

                 (iii) any taking of the Demised Premises or any part thereof by condemnation or otherwise (subject to Tenant's right to terminate this Lease and right to refund of prepaid Annual Rent pursuant to Article 18);

                 (iv) any prohibition, limitation, restriction or prevention of Tenant's use, occupancy or enjoyment by any person;

                 (v)    any eviction by paramount title or otherwise;

                 (vi) except as provided in paragraph (a) above, any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding filed by or against Landlord or Landlord's Mortgagee (as hereinafter defined);

                 (vii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or Landlord's Mortgagee or by the court in any such proceeding except as provided in paragraph (a) above;

                 (viii) the impossibility or illegality of performance by Landlord, Tenant or both;

                 (ix) subject to the provisions of Article 18, if applicable, any action of any governmental authority;

                 (x) any failure of Landlord to perform pursuant to the terms and conditions of this Lease or any other agreement which Landlord enters into pursuant to this Lease; or

                 (xi)   otherwise for any reason.

            (c) The obligations of Tenant hereunder shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Lease.

            (d) The provisions of Article 3(a), (b) and (c) shall cease to apply upon the earlier of (i) expiration of the Primary Term or (ii) the payments in full in good funds of all principal, interest and all other amounts payable pursuant to the promissory note[s] of even date herewith executed by Landlord in favor of Landlord's Mortgagee (as defined in Article 8) and denominated Note______[and Note_____] ([collectively,] "Note") and performance if all obligations of Landlord pursuant to the Mortgage (as defined in Article
8), whether by Landlord, or Tenant, in accordance with the terms of the Mortgage ("Loan Payoff").

        4. Annual Rental. Commencing on ________, 199_ ("Rental Commencement Date") and continuing during the Lease Term, Tenant shall pay to Landlord at such address as Landlord shall designate by notice the annual minimum rental set forth on Exhibit "D" attached hereto and incorporated herein by reference ("Annual Rental") in equal monthly installments on the first day of each month, in advance, provided, however, in the event Tenant's obligation to pay Annual Rental commences on a date that is not the first day of a calendar month, or in the event the Lease terminates other than by reason of Tenant's default on a day other than the last day of a calendar month, the installment of the Annual Rental for any resulting partial month shall be prorated upon the basis of the number of days in such month included in the Lease Term.

        5.  Additional Rent.
            (a) Any amounts which Tenant is required to pay to Landlord or any third party pursuant to this Lease (other than Annual Rental) together with every fine, penalty, interest and cost which may be added by reason of Tenant's non-payment or late payment thereof or Annual Rental, shall constitute additional rent ("Additional Rent"). Tenant's obligations to pay Real Estate Taxes pursuant to Article 7 shall commence on the Rental Commencement Date
[; provided, however, all Real Estate Taxes accrued from and after the date of this Lease until the Rental Commencement Date shall be paid by Landlord from funds provided therefor pursuant to the Loan Agreement and held until paid pursuant to the Construction Fund Disbursement Agreement (as defined in Article 10)]. If Tenant shall fail to pay any Additional Rent after notice and the expiration of any applicable cure period provided pursuant to the terms of this Lease, Trustee (as hereinafter defined) or Landlord shall have the right to pay the same and shall have all rights, powers and remedies with respect thereto as are provided herein in the case of non-payment of Annual Rental. "Trustee" shall mean ______________, as Trustee under that certain [Collateral] Trust Agreement (["Collateral] ["]Trust Agreement") dated as of the date hereof, [pursuant to which the Trustee holds certain Collateral (as defined in the Collateral Trust Agreement) for the benefit of the Pass-Through Trustees (as defined in the Collateral Trust Agreement) as holders of the Notes under those certain Pass-Through Trust Agreements ("Trust Agreements") (as defined in the Collateral Trust Agreement),] pursuant to which those certain Mortgage Pass-Through Certificates
(_______________________) Series ____ [and Series ____] ("Certificates") were issued.

            (b) Landlord shall submit to Tenant, on a monthly basis, an invoice or invoices for all sums comprising the Additional Rent other than for those items invoiced directly to Tenant and shall state the time period relating thereto. Tenant shall pay Landlord the amount invoiced within thirty
(30) days from receipt of such invoice or invoices which shall be accompanied by copies of any applicable receipts and backup invoices. Landlord shall provide Tenant within five (5) Business Days (as defined in Article 5(c)) of Tenant's request therefor with such additional information as Tenant may reasonably request to determine the amount due from Tenant. Tenant reserves the right, upon reasonable prior notice, to inspect Landlord's records with respect to such accounting for the prior two (2) calendar year period and to make specific objections thereto in writing. If, after such inspection, Tenant determines that Landlord's accounting has overstated the amount of Additional Rent properly due from Tenant, Landlord shall, during the Primary Term and Option Term (as defined in Article 9) reimburse Tenant the amount overpaid by Tenant, if any, and, from and after the earlier of the expiration of the Primary Term or the Loan Payoff, Landlord shall, in addition, pay Tenant interest on the amount of the overpayment to Landlord from the date of overpayment until the date the overpaid amount was paid to Tenant at the Late Rate (as defined in Article 6(b)). If such inspection reveals Landlord's accounting has overstated the amount of Additional Rent properly due from Tenant by three percent (3%) or more for such period, Landlord shall also pay Tenant the reasonable costs of such inspection, whether the inspection occurs during the Primary Term or the Option Term. Any payment hereunder shall be paid within ten (10) Business Days of demand therefor.

            (c) "Business Day" means any day other than (i) Saturday or Sunday, or (ii) a day on which banks in New York or California are required by law to be closed or are customarily closed.

        6.  Late Payment; Late Rate.

            (a) In addition to the Annual Rental payable to Landlord pursuant to Article 4 and the Additional Rent payable to Landlord pursuant to
Article 5, Tenant shall pay to Landlord interest thereon, accruing at the Late Rate (as defined in paragraph (b) below) commencing five (5) Business Days after notice from Landlord of non-receipt of such payment when due until the

Annual Rental or Additional Rent and all accrued interest thereon is paid by Tenant (although Tenant is liable for the Late Rate on such payments of Annual Rental or Additional Rent five (5) Business Days after notice from Landlord, Landlord may only avail itself of its remedies provided in Article 21 after notice and the expiration of any applicable cure period provided therein). Any such interest shall be due and payable on the first day of the month following commencement of the obligation to pay such interest. Except as otherwise expressly provided herein, Tenant shall perform all of its obligations under this Lease at its sole cost and expense, and shall pay all Annual Rental and Additional Rent when due, without notice or demand.

            (b) The term "Late Rate" shall mean the lesser of the rate of one percent (1%) per annum above the Note Rate or the highest rate permitted by law. "Note Rate" means the [annual interest rate payable under the Note] [blended annual interest rate payable under the Notes obtained by multiplying the annual interest rate payable pursuant to each Note by a fraction the numerator of which is the original principal amount of such Note and the denominator of which is the original principal amount of all the Notes and adding the product of each such multiplication to comprise a blended annual interest rate].

        7.  Real Estate Taxes.

            (a) On or before the later of (i) fifteen (15) Business Days after Tenant's receipt of a copy of the bill for Real Estate Taxes (as hereinafter defined) and (ii) ten (10) Business Days prior to the date such bill is due and payable without interest or penalty, Tenant shall pay to Landlord, as Additional Rent, or, at its option, Tenant may pay directly to the applicable taxing authority, all ad valorem real estate taxes and all assessments, annual benefits, levies, fees, water and sewer rents and charges (excluding utility connection and inspection fees payable in connection with the initial construction of Tenant's Building and the Improvements which shall be paid by Landlord at its sole cost and expense) and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen (collectively, "Real Estate Taxes"), levied upon or assessed against the Taxable Premises (as defined in Article 7(j)) or the use and occupancy thereof by Tenant and allocable to the period commencing with the Rental Commencement Date and continuing through the Lease Term. Tenant shall be entitled in the calculation of Real Estate Taxes to the benefit of the highest discount available for the timely payment thereof, provided Tenant's payment complies with any conditions therefor. Notwithstanding anything to the contrary herein contained, Tenant shall not be obligated to pay any fees assessed as a condition for the right or privilege of development, including, but not limited to, impact fees, building permit fees, or other governmental fees payable or which are incurred or levied as a result of the activities in connection with the initial development of the Demised Premises; provided, however, this sentence shall not be construed to apply to or affect Tenant's obligation to pay Real Estate Taxes and all other amounts referred to hereinabove relating to the Taxable Premises which Tenant is obligated to pay and which may be increased as a result of such development.

            (b) Tenant shall also pay all taxes or assessments of the state or any political subdivision thereof in which the Taxable Premises are located which are levied, assessed or imposed on Landlord on account of the use and occupancy of the Taxable Premises or receipt by or on behalf of Landlord of Annual Rental or Additional Rent payable hereunder other than income taxes. Any such taxes payable by Tenant hereunder shall be deemed to be included in the definition of "Real Estate Taxes" for all purposes of this Lease.

            (c) Tenant may elect to pay or to instruct Landlord to pay any assessment over the longest period allowed by law provided, however, Tenant shall pay any penalty or interest imposed as a result of such election.

            (d) Landlord (or the Tenant if Tenant has elected to pay Real Estate Taxes directly to the applicable taxing authorities) shall furnish written evidence to the other party of the payment of Real Estate Taxes within ten (10) Business Days after written request therefor.

            (e) Tenant shall have the right to participate in all negotiations of tax assessments or to contest any tax assessments against the Taxable Premises. Tenant shall also have the right to contest the validity or the amount of any Real Estate Taxes levied against the Taxable Premises by such appellate or other proceedings as may be appropriate in the jurisdiction, and may, if applicable, request that Landlord defer payment of such obligations if payment would operate as a bar to such contest, and, if applicable, request that Landlord pay same under protest, or take such other steps as Tenant may deem appropriate, provided, however, that Tenant indemnifies Landlord from any reasonable expense (including reasonable attorney's fees) or liability arising out of such contest, pursues such contest in good faith and with due diligence, posts any bond or security required by law in connection with such contest, gives Landlord written notice of its intention to contest, and takes no action which will cause or allow the institution of any foreclosure proceedings or similar action against the Taxable Premises. Landlord shall, at Tenant's expense, cooperate in the institution and prosecution of any such proceedings initiated by Tenant and will execute any documents which Landlord may be required to execute and will make any appearances which Landlord may be required to make in connection with such proceedings.

            (f) Should Landlord institute proceedings to contest the validity or the amount of any Real Estate Taxes levied against the Taxable Premises, Tenant will cooperate and will make any appearances which Tenant may be required to make in such proceedings but shall not be obligated to incur any expense in connection therewith; provided, however, that Landlord pursues such contest in good faith and with due diligence and Landlord shall take no action which will cause or allow the institution of any foreclosure proceedings or similar action against the Taxable Premises which might result in the termination of this Lease.

            (g) Should any of the proceedings referred to in the preceding two paragraphs (e) and (f) of this Article 7 result in reducing the total annual Real Estate Taxes liability against the Taxable Premises, Tenant shall be entitled to receive all refunds by the taxing authorities attributable to the Taxable Premises for any period for which Tenant has paid Real Estate Taxes after deducting therefrom payment of all of Landlord's and Tenant's expenses incurred in any such proceeding in which a refund is paid. If no refund shall be secured in any such proceeding, the party instituting the proceeding shall bear the entire cost.

            (h) Except for Real Estate Taxes, nothing herein shall require Tenant to pay or reimburse Landlord for the payment of (i) any income, profit, inheritance, estate, succession, gift, franchise or transfer taxes which are or may be imposed upon Landlord, its successors or assigns, by whatever authority imposed or however designated, (ii) any tax imposed upon the sale of all or a part of the Demised Premises by Landlord, or (iii) any tax, assessment, charge or levy imposed or levied upon or assessed against any property of Landlord other than the Taxable Premises or any income to, or business activity of, Landlord not in connection with the Taxable Premises. Nothing herein shall require Tenant to pay or reimburse Landlord for the payment of any tax if Tenant's payment of such tax or reimbursement of Landlord for the payment of such tax would violate any applicable law.

            (i) Tenant shall pay and discharge, when due, all taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind owned by or placed in the Demised Premises by Tenant.

            (j) Landlord and Tenant acknowledge that prior to the execution hereof, Landlord has, at Landlord's sole cost and expense, caused the Land and the Improvements constructed thereon to be designated as a separate tax parcel ("Taxable Premises").

        8.  Liability Insurance.

            (a) (i) From and after the earlier of the Possession Date (as defined in Exhibit "C") or the Rental Commencement Date and during the Lease Term, Tenant at its sole expense shall insure or cause to be insured against all statutory and common law liabilities for damage to property or injuries, including loss of life, sustained by any person or persons within the Demised Premises and shall list Landlord and Landlord's Mortgagee, if any, as additional insureds, as their interests may appear.

                 (ii) The insurance obligation of Tenant shall require a policy or policies with minimum coverage of ONE MILLION and 00/100ths DOLLARS ($1,000,000.00) with respect to injury to any one person and TWO MILLION and 00/100ths DOLLARS ($2,000,000.00) with respect to any one accident or disaster, and TWO HUNDRED FIFTY THOUSAND and 00/100ths DOLLARS ($250,000.00) with respect to damage to property.

                 (iii) The policy or policies shall bear endorsements to the effect that all additional insureds shall be notified not less than thirty (30) days in advance of any termination, expiration, modification or cancellation thereof and that the insurer has waived the right of recovery from any such additional insured. Certificates evidencing the existence thereof, accompanied by a specimen of the policy which is the subject thereof or certificates of self-insurance shall be promptly delivered to the other party and any other additional insured, prior to or on the earlier of the Possession Date (as defined in Exhibit "C") or the Rental Commencement Date and at least thirty
(30) days prior to the termination, expiration, modification or cancellation of any policy. All insurance policies provided by Tenant pursuant to this Article shall be obtained from an insurer licensed to do business in the state where the Demised Premises are located and such insurance company shall have a Best's Insurance Rating of A-X or better and a Standard & Poor's Ratings
Group "claims paying ability" rating of BBB or better.

            (b) In the event Tenant fails to effect or maintain such insurance as Tenant is obligated to effect or maintain pursuant to this Lease, and is not excused from doing so pursuant to paragraph (c) of this Article or
Article 17(h), Landlord may upon written notice to Tenant obtain such insurance (at commercially competitive rates), and Tenant shall reimburse Landlord for the cost thereof with interest at the Late Rate from the date incurred by Landlord until the date repaid by Tenant.

            (c) Notwithstanding the foregoing, at any time the net worth of Tenant or any guarantor of Tenant's obligations pursuant to this Lease ("Tenant's Guarantor"), as determined in accordance with generally accepted accounting principles consistently applied, shall exceed ONE HUNDRED MILLION and 00/100ths DOLLARS ($100,000,000.00) as reflected in its annual Form 10K filed with the Securities and Exchange Commission (or as certified by an officer of Tenant until such time as Tenant files a Form 10K with the Securities and Exchange Commission), the Tenant may elect to self-insure the risks to be insured against by Tenant pursuant to paragraph (a) above for so long as Tenant or Tenant's Guarantor, as applicable, continues to satisfy such net worth standard.

            (d) Tenant hereby releases and discharges Landlord from any liability hereafter arising from statutory and common law liabilities for loss or damage to property or injuries sustained by any person or persons occurring within the Demised Premises, except those which are not insured or self insured against pursuant to this Article 8 and which shall result from the negligence or misconduct of Landlord, Landlord's partners, officers, employees or agents or Landlord's Mortgagee, if any.

            (e) "Landlord's Mortgagee" means the Lender pursuant to the Loan Agreement dated as of the date hereof ("Loan Agreement"), Trustee or any subsequent holder of a lien evidenced by a mortgage; or deed of trust or other security instrument or document ("Mortgage") on property which includes the Demised Premises, or any subsequent purchaser, transferee or assignee of the right of any such holder(s) (or person holding a beneficial interest in the rights of any such purchaser, transferee or assignee), as to each of which Landlord has given notice to Tenant in accordance with Article 32.

        9.  Options to Extend Lease Term.

            (a) Tenant shall have ______ successive options (individually "Option", collectively, "Options") to extend the Lease Term for an additional period of _____ years for each such Option (each an "Option Term"), such Option Term to begin respectively upon the expiration of the Primary Term or of an Option Term and, except as otherwise provided in Exhibit "D" attached hereto with respect to Annual Rental and otherwise expressly provided in this Lease, the same terms and conditions as herein set forth shall apply to each Option Term. If Tenant shall elect to exercise the Options, it shall do so by written notice and otherwise in accordance with Article 32 hereof given to Landlord not less than _______ months prior to the expiration of the Primary Term or of the then current Option Term. Notwithstanding the foregoing, Tenant shall not be entitled to exercise an Option to extend the Lease Term nor shall the Option Term commence if Tenant is then in default under any provision of this Lease as to which default Landlord has given notice to Tenant in accordance with Article 32 and such default remains uncured after the expiration of any applicable cure period. If Tenant shall fail (or shall not be entitled pursuant to the preceding sentence) to exercise an Option to extend the Lease Term, this Lease shall expire upon the expiration of the Primary Term or the then current
Option Term, as applicable, and, except as provided in paragraph (b) of this Article, the Tenant shall not have any further option to extend the Lease Term.

            (b) In the event that damage or destruction occurs during the first _____ (__) years of the last Option Term and Tenant elects to restore the Demised Premises as provided in Article 17, Tenant shall have the option to extend the Lease Term for an additional _______ (__) years, to be exercised within six (6) months after notice from Landlord requiring such restoration. Notwithstanding the foregoing, Tenant shall not be entitled to exercise an Option to extend the Lease Term nor shall the Option Term commence if Tenant is then in default under any provision of this Lease as to which default Landlord has given notice to Tenant in accordance with Article 23 and such default remains uncured after the expiration any applicable cure period. Except as otherwise provided in Exhibit "D" attached hereto with respect to Annual Rental and otherwise expressly provided in this Lease, the same terms and conditions as herein set forth shall apply to such Option Term.

            (c) Regardless of the exercise or non-exercise by Tenant of any or all of the Options, Tenant shall have, unless the last day of the Lease Term shall be January 31 of any year, the option to extend (or further extend, as the case may be) the Lease Term for such period of time as shall cause the last day of the Lease Term to be the January 31 next succeeding the date upon which the Lease Term would expire but for the exercise of this Option. This Option shall be exercised by notice to Landlord not less than

_______ months prior to the expiration of the Lease Term or any extension thereof. Notwithstanding the foregoing, Tenant shall not be entitled to exercise the Option pursuant to this paragraph (c) to so extend the Lease Term if Tenant is then in default under any provision of this Lease as to which default Landlord has notified Tenant and such default remains uncured after the expiration of any applicable cure period. Tenant's Annual Rental during the option period pursuant to this paragraph (c) shall be the Annual Rental payable under the terms of this Lease in effect for the period immediately preceding the commencement of the option period provided for in this paragraph (c).

        10.  [Construction Provisions.

             (a) The Demised Premises will, at the Construction Commencement Date (as defined in Exhibit "C"), the Possession Date and the Rental Commencement Date, be properly zoned for Tenant's intended use and, except as provided in Exhibit "C" as it relates to a temporary Certificate of Occupancy, all necessary governmental consents, permits and approvals for the Construction (as defined in Exhibit "C") shall have been obtained. The Demised Premises shall be constructed in accordance with the provisions of Exhibit "C" attached hereto and incorporated herein by reference.

             (b) Landlord shall assign to Tenant any and all guarantees of workmanship and materials which it may receive with respect to the Demised Premises. Landlord shall, at no expense to Landlord, take any action reasonably required to enable Tenant to enforce any such guarantee.

             (c) If Landlord shall fail to comply fully with any obligation pursuant to this Article 10 including the provisions of Exhibit "C", Tenant shall so notify Landlord, in writing, and, in such event, Tenant's remedies shall be solely limited to Tenant's immediate right to exercise remedies pursuant to the Construction Fund Disbursement Agreement - Improvements ("Construction Fund Disbursement Agreement - Improvements") of even date herewith by and among Landlord, Tenant, Tenant's Guarantor, Construction Monitor, Escrow Agent, and the Second Mortgage and the Option Agreement (both of even date herewith by and between Landlord and Tenant) and, after the earlier of the expiration of the Primary Term and the Loan Payoff, to those remedies exercisable pursuant to Article 45.] [Intentionally omitted.]

        11.  [Store Opening/Grand Opening and Promotional Events.

             (a) If a Certificate of Occupancy (whether temporary or permanent) has been issued for the Demised Premises permitting the operation of business therein, Tenant shall have the option to open for business prior to the Substantial Completion of Landlord's Work (as defined in Exhibit "C"), and, in the event of the exercise of such option, Landlord shall complete any remaining Landlord's Work within ________ (__) days after the Possession Date; provided, however, if Landlord shall have failed to complete Landlord's Work as required by this Lease on or before _________ (__) days of the Possession Date, Tenant may thereafter, at any time, at Tenant's election complete, correct or remedy, in whole or in part, any such deficiency, and, in such event Tenant's remedies shall be solely limited to Tenant's immediate right to exercise remedies pursuant to the Construction Fund Disbursement Agreement - Improvements, the Second Mortgage and the Option Agreement and, after the earlier of the expiration of the Primary Term and the Loan Payoff, to those remedies exercisable pursuant to Article 45.

             (b) Tenant may, at any time, utilize any part of the Land for grand opening and promotional events, outdoor shows, entertainment or such other lawful uses which, in Tenant's sole judgment, tend to attract the public to the Demised Premises. Tenant shall give Landlord notice of such intended use a reasonable time in advance thereof and, at request of Landlord, shall provide Landlord with reasonable proof of adequate insurance or with an indemnity against damage to property, injuries to persons and loss of life sustained in connection therewith, which indemnity shall be reasonably satisfactory to Landlord. Tenant shall be responsible for any physical damage to the Demised Premises resulting from any such use.] [Intentionally omitted.]

        12. Repairs and Maintenance. Tenant shall perform or cause to be performed all maintenance, replacement and repair necessary to keep the Demised Premises including all Improvements and all structural and non-structural components of Tenant's Building and all of its components in a safe, dry and tenantable condition and good state of repair.

        13.  Alterations.

             (a) Tenant may, at its own expense, from time to time make interior and exterior alterations, additions, improvements and changes to the Improvements, including changes to the structural portions of the Improvements, as it may deem necessary and suitable without the consent of Landlord. If any alteration, addition or improvement includes changes to the structural portions of the Improvements, Tenant shall provide Landlord and Landlord's Mortgagee, prior to commencement of the work, copies of the plans and specifications for the work and a fully executed construction contract for such work, written notice of the proposed dates for commencement and completion of construction of the work specified in the construction contract. Tenant's alterations, additions, improvements (other than Tenant's trade fixtures) and changes shall become the property of Landlord at the expiration of the Lease Term. In the event that Tenant increases the amount of square footage contained within the Improvements, there shall be no adjustment in the Annual Rental payable hereunder.

             (b) Tenant shall make any and all alterations, additions, improvements or changes in and to the Improvements in a good and workmanlike manner in accordance with all laws, ordinances, rules and regulations of all governmental agencies and authorities having jurisdiction over such construction and free of claims for construction liens and shall promptly discharge any such liens, and Tenant shall further indemnify Landlord for all claims relating thereto. Landlord, at Tenant's cost, shall cooperate with Tenant in securing building and other permits or authorizations required from time to time for any work permitted hereunder or installations by Tenant.

        (c) Tenant shall indemnify, hold harmless and, at Tenant's cost and expense, defend Landlord and Landlord's Mortgagee, if any, from and against any claims, losses, costs, legal actions, liability, damages, expenses or destruction of property of any persons whomsoever, including, without limitation, property of Landlord, resulting from Tenant's acts or omissions relating to any construction performed pursuant to this Article 13.

        14. Utilities. Tenant shall pay when due all charges for all utilities (including, but not limited to, gas, water, sewage, telephone and electricity) furnished to the Demised Premises during the Lease Term. Landlord shall not be responsible for the interruption of any utility service to the Demised Premises not caused by Landlord, its partners, agents, employees, contractors or licensees.

        15. Governmental Regulations. Tenant shall observe and comply with and shall cause the Demised Premises to comply with all requirements of law, rules, orders, codes and regulations of the federal, state and municipal governments or other duly constituted public or quasi-public authority affecting the Demised Premises from and after the Rental Commencement Date (or, if earlier, the date the Tenant takes occupancy of or commences Tenant's work in the Demised Premises) and thereafter during the Lease Term, provided, however, Tenant's obligations with respect to Environmental Laws shall be as set forth in Article 26. Notwithstanding the foregoing, after the earlier of the expiration of the Primary Term or the Loan Payoff, if the cost of compliance with all requirements of law, rules, orders, codes and regulations exceeds $________, Tenant may elect to terminate the Lease and have no further obligation hereunder.

        16. Exculpation. Anything to contrary in this Lease notwithstanding, the covenants contained in this Lease to be performed by Landlord, or its successors or assigns, including, without limitation, Trustee, shall not be binding personally, but instead such covenants are made for the purpose of binding only the fee simple estate which Landlord owns in the Demised Premises (except for Hazardous Materials (as defined in Article 26) which may exist or have been Released (as defined in Article 26) on the Demised Premises prior to the Possession Date, or during Tenant's occupancy in the Demised Premises and not caused by Tenant, its agents or employees, for which Landlord, but not Trustee as successor to Landlord, shall be personally responsible, provided, however, Tenant's remedies therefor shall be the remedies exercisable pursuant to Article 45).

        17.  Insurance; Damage to Demised Premises.

             (a) (i) From and after the earlier of the Possession Date or the Rental Commencement Date, Tenant shall insure or cause to be insured the Demised Premises against damage or destruction by fire and other casualties insured under a comprehensive broad form extended coverage policy. Such insurance shall be in an amount equal to not less than one hundred percent (100%) of the replacement cost of the Demised Premises, exclusive of excavation. All such policies shall bear endorsements to the effect that Landlord and all other additional insureds shall be notified not less than thirty (30) days in advance of any termination, expiration, modification or cancellation thereof and that the insurer has waived right of recovery from Landlord and Landlord's Mortgagee. Certificates evidencing the existence thereof accompanied by a specimen of the policy which is the subject thereof, or a certificate of self-insurance evidencing Tenant's election to self-insure such obligations, shall be promptly delivered to Landlord and Landlord's Mortgagee.


                  (ii) Subject to Article 17(g), Landlord shall not be liable for any loss or damage to the Demised Premises resulting from fire, explosion or any other casualty.

             (b) All policies of fire and other casualty insurance procured pursuant to this Article shall list Landlord as an additional insured and Landlord's Mortgagee, if any, as a loss payee and shall provide for the release of such insurance proceeds to Tenant for restoration of loss. In case of loss, Tenant is hereby authorized to adjust the loss and execute proof thereof in the name of all parties in interest, provided (i) this Lease has not been terminated as a result of such loss, and (ii) Tenant is not in default under any provision of this Lease beyond the expiration of the applicable cure period.

             (c) In the event that, at any time during the Lease Term when Tenant is obligated to insure pursuant to 17(a) or permitted to self-insure pursuant to Article 17(h), any portion of the Improvements shall be damaged or destroyed (partially or totally) by fire or any other casualty, Tenant, at its expense shall, within sixty (60) days of the casualty, diligently commence the application process to secure the proper permits and licenses required to repair, rebuild or restore the Improvements in compliance with applicable governmental requirements and upon the issuance of such permits and licenses shall promptly and with due diligence repair, rebuild and restore the Improvements as nearly as practicable to the condition existing just prior to such damage or destruction or repair, rebuild or restore the Improvements for the same use and purposes, but in accordance with such plans and specifications as are then generally in use by Tenant for the construction of Tenant's stores and related structures. The repaired, rebuilt or replaced Improvements shall have a fair market value equal to or greater than their fair market value immediately prior to the loss and any such repair, rebuilding and restoration shall be made in accordance with the requirements of Article 13 of this Lease. Anything herein to the contrary notwithstanding, if such damage or destruction shall have taken place within two (2) years of the then scheduled expiration date of the current Lease Term, and if the extent of such damage or destruction is such that the cost of restoration would exceed fifty percent (50%) of the fair market value of the Improvements just prior to the time such damage or destruction took place, then Tenant may terminate this Lease as of the date of such damage or destruction by giving written notice to Landlord within thirty
(30) days thereafter and Tenant shall have an additional sixty (60) days, rent free, within which to remove its property from the Demised Premises. If Tenant is carrying fire and other casualty insurance to one hundred percent (100%) of the replacement cost, and Tenant elects to terminate this Lease, all the insurance proceeds payable under any policy procured pursuant to this Article shall belong to Landlord and/or Landlord's Mortgagee, if any, as their interests may appear; in the event the Improvements are self-insured or Tenant has for any other reason failed to maintain the insurance required hereunder at the time of the loss, Tenant shall pay to Landlord and/or the Landlord's Mortgagee, if any, within sixty (60) days of the date of such loss an amount equal to the amount necessary to rebuild the Improvements whether or not Landlord thereafter rebuilds. In the event that this Lease shall be terminated as above provided during the Lease Term, all unearned Annual Rental and Additional Rent paid in advance, if any, shall be promptly refunded to Tenant, provided, however, that Landlord's Mortgagee shall have no obligation to return any monies which it has applied to the payment of the unpaid principal amount of the "Note" or the Certificates (as defined in Article 5), as the case may be, and all accrued and unpaid interest thereon. Tenant shall, however, be entitled to recover any such unearned Annual Rental or Additional Rent from any insurance or self-insurance proceeds, and Landlord's receipt of the insurance or self-insurance proceeds shall be reduced by such amount.

             (d) Tenant shall maintain workers' compensation insurance to the extent required by the law of the state in which the Demised Premises are located but Tenant is not required to name Landlord or Landlord's Mortgagee as an additional named insured under such workmen's compensation insurance policy. Notwithstanding anything contained herein to the contrary, Tenant shall be permitted to self-insure its obligations under this Article 17(d).

             (e) [(i) At any time when Landlord is constructing the Demised Premises or causing them to be constructed, pursuant to Article 10, Landlord shall cause its general contractor to maintain Builder's Risk Insurance (in completed value, non-reporting form) in an amount not less than the actual replacement value of the Improvements, exclusive of excavation, and such policy shall name Tenant and Landlord's Mortgagee as loss payees thereunder.

                  (ii) At any time when Tenant is constructing, altering or replacing Improvements on the Land or causing them to be constructed, altered or replaced, Tenant shall maintain or cause to be maintained builder's risk insurance (in completed value non-reporting form) in an amount not less than the actual replacement value of the Improvements, exclusive of excavation, and shall name Landlord and Landlord's Mortgagee as loss payees thereunder.] [Intentionally omitted.]

             (f) From and after the Possession Date, Tenant shall maintain flood insurance in an amount equal to the actual replacement value of the Improvements or the maximum amount available, whichever is less, if the area in which the Improvements are located has been designated by the Secretary of Housing and Urban Development as having special flood hazards and if flood insurance is available under the National Flood Insurance Act. Tenant shall cause Landlord and Landlord's Mortgagee, if any, to be named as a loss payee thereunder.

             (g) Each party hereto has hereby remised, released and discharged the other party hereto and any officer, agent, director, employee or representative of such party of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried or required to be carried hereunder (whether by insurance pursuant to Section 17(a) or self insurance pursuant to Section 17(h)) by the party sustaining the loss, damages or injury at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance, or what would have been recovered had such party carried the insurance required hereunder, plus any applicable deductible.

             (h) Notwithstanding the foregoing, at any time while Tenant's, or Tenant's Guarantor's, net worth, as determined in accordance with generally accepted accounting principles consistently applied, shall exceed ONE HUNDRED MILLION and 00/100ths DOLLARS ($100,000,000.00), established in the manner set forth in Article 8(c), Tenant may elect to self-insure the risks required to be insured against pursuant to this Article 17 for so long as Tenant or Tenant's Guarantor continues to meet such net worth standard.

             (i) When third-party insurance is provided by Tenant or Landlord, such insurance shall be obtained from an insurer licensed to do business in the state where the Demised Premises are located and such insurance company shall have a Best's Insurance Rating of A-X or better and a Standard & Poor's Ratings Group "claims paying ability" rating of BBB or better.

        18.  Eminent Domain.

             (a) In the event all of the Improvements or the Demised Premises shall be permanently expropriated, then this Lease shall automatically terminate on the date Tenant shall be deprived of the use thereof or the date title is vested in the condemning authority.

             (b) If (i) the points of ingress and egress to the public roadways, as depicted on Exhibit "B" shall be materially impaired by a permanent expropriation by a public or quasi-public authority (with no reasonable replacement points of ingress-egress provided) so as to render the Demised Premises unsuitable for its intended use, or (ii) less than the whole, but more than ten percent (10%) of the square footage of the Tenant's Building or the Land shown on Exhibit "B" attached hereto shall be permanently expropriated by public or quasi-public authority, then Tenant may elect to terminate this Lease as of the date of such permanent expropriation upon the occurrence of the event described in clause (i) of this paragraph or as of the date Tenant shall be dispossessed from the part so expropriated upon the occurrence of the event described in clause (ii) of this paragraph by giving notice to Landlord of such election to terminate within ninety (90) days from such date, and Tenant shall have no further liability for obligations pursuant to this Lease accruing after the date of termination. For purposes hereof, a "permanent expropriation" shall mean an expropriation lasting six (6) or more months in duration.

             (c) Tenant shall be entitled to participate in all hearings relating to any condemnation proceeding, and, in furtherance thereof, Landlord shall provide at least thirty (30) days' advance notice to Tenant of all hearings relating to any expropriation, shall permit Tenant to submit proof of Tenant's damages to the condemning authority, and shall consult with Tenant regarding the award for the cost of restoration and for the amount of Tenant's unamortized leasehold improvements, Tenant's relocation expenses and Tenant's loss of goodwill. Subject to Article 18(f), Landlord shall obtain the prior approval of Tenant as to the amount of the award to the extent Landlord is required to or elects to consent thereto.

             (d) In the event this Lease is not terminated, Landlord shall pay over to Tenant, all proceeds, if any, of such expropriation or taking which relate to the cost of restoring the Improvements as a result of severing the space so expropriated or taken from the space not so expropriated or taken ("Severance Proceeds"). Any other proceeds of such expropriation or taking shall be payable to Landlord's Mortgagee, if any, or, if none, to Landlord unless the expropriating authorities awarded Landlord or Tenant payment for Tenant's unamortized leasehold fixtures, Tenant's relocation expenses or Tenant's loss of goodwill, in which case paragraph (f) below shall apply. Restoration costs in excess of the Severance Proceeds shall be paid by Tenant. Upon receipt of such Severance Proceeds Tenant shall, at its sole cost and expense, promptly and with due diligence restore the Improvements as nearly as practicable to a complete unit of like quality and character as existed just prior to such expropriation or shall repair, rebuild or restore the Improvements for the same use and purpose, but in accordance with such plans and specifications as are then generally in use by Tenant for the construction of Tenant's stores and related structures, and any repair, rebuilding or restoration shall comply with the requirements of Article 13.

             (e) In the event of an expropriation of any portion of the Demised Premises, and if this Lease is not terminated as hereinabove provided, it shall continue as to that portion of the Demised Premises which shall not have been expropriated or taken. In the event of an expropriation of any portion of the Improvements, and, if this Lease is not terminated as hereinabove provided, the Annual Rental set forth in Article 4 shall be reduced from and after the date of such expropriation and not otherwise in the proportion that the square footage contained in Tenant's Building as restored by Tenant after the expropriation bears to the total square footage of Tenant's Building as set forth in Article 1.

             (f) Tenant shall be entitled to any award made either to Landlord or Tenant specifically for relocation expenses incurred by reason of an expropriation covered by this Article. In the event that, at the time of any expropriation of the Demised Premises, Tenant shall not have fully amortized expenditures which it may have made on account of any leasehold improvements to the Demised Premises which were made after the date hereof, Tenant shall have the right to seek recovery for such sums, and Landlord shall assign to Tenant that portion of any award specifically attributable to such expropriation of leasehold improvements as shall equal the unamortized portion of Tenant's expenditures for leasehold improvements, provided, however, Tenant shall not be entitled to share in such award if, by reason thereof, the share of the award payable to Landlord would be reduced below that amount which Landlord would otherwise have received for the expropriation of the Demised Premises or if any such leasehold improvements were not constructed at the expense of Tenant from funds other than proceeds loaned to Landlord pursuant to the Loan Agreement. The unamortized portion of Tenant's leasehold fixtures shall be determined by multiplying Tenant's cost therefor by a fraction, the numerator of which shall be the number of remaining years of the Lease Term at the time of such expropriation and the denominator of which shall be the number of remaining years of the Lease Term at the time such costs were incurred.

             (g) In the event of an expropriation after which Tenant is entitled to elect to terminate this Lease pursuant to this Article 18 and makes such election, all damages awarded for such an expropriation as described hereinafter shall be payable to Landlord's Mortgagee, if any, and if no Landlord's Mortgagee, then to Landlord, and Tenant shall not be entitled to share in any award made by reason of such an expropriation of the Demised Premises, or any part thereof, by public or quasi-public authority, except as set forth in paragraph (f) relating to unamortized expenditures by Tenant and except for any award for Tenant's relocation expenses and any award for loss of Tenant's good will and then only if the award for such unamortized expenditures, relocation expenses or loss of goodwill shall be made by the expropriating authority in addition to the award for the Demised Premises, the Improvements and the Land (or portions thereof) and such award does not reduce the award for the Demised Premises, the Improvements and the Land.

             (h)  In the event this Lease shall be terminated pursuant to this
Article 18, any Annual Rental or Additional Rent, if any, which is unearned shall be promptly refunded to Tenant, provided, however, Landlord's Mortgagee, if any, shall have no obligation to return any monies which it has applied to the payment of the unpaid principal amount of the Note and all accrued and unpaid interest thereon. Tenant shall, however, be entitled to recover any such unearned Annual Rental or Additional Rent from any condemnation proceeds, and Landlord's receipt of such award shall be reduced by such amount.

        19. Assignment and Subletting; Use. Subject to any restriction set forth in the Permitted Exceptions (as defined in Article 24 hereof), the Demised Premises may be used for any lawful purposes [except for those uses set forth on Exhibit "F" attached hereto and incorporated herein by reference]. Tenant may assign its interest in this Lease or sublet the whole or any part of the Demised Premises, but if it does so, it shall remain primarily liable and responsible under this Lease and, if assigned, any assignee shall assume all Tenant's obligations pursuant to this Lease. Tenant shall notify Landlord of the identity of any assignee or sublessee, but Tenant's failure to so notify Landlord shall not be deemed a default under this Lease. Any assignment of this Lease or subletting of the Demised Premises without notification to Landlord shall not be effective as to Landlord and Landlord shall not be bound thereby until receipt of such notification. Any assignment of this Lease or subletting of the Demised Premises for a use other than for a lawful purpose shall be void and of no force and effect. Nothing in this Lease shall require Tenant to open or operate in the Improvements.

        20.  Signs.

             (a) Landlord expressly recognizes that the Service Mark and Trademark "_________" ("Mark") is the valid and exclusive property of Tenant, and Landlord shall not, either during the Lease Term or thereafter, directly or indirectly, contest the validity of such Mark in any form and in any related trademarks or any of Tenant's registrations pertaining thereto in the United States or elsewhere, nor adopt or use such Mark or any term, word, mark or designation which is in any aspect similar to such Mark. Landlord shall not at any time do or cause to be done any act or thing, directly or indirectly, contesting or in any way impairing or tending to impair any part of the Tenant's right, title and interest in such Mark, and Landlord shall not in any manner represent that it has ownership interest in such Mark or registrations therefor and specifically acknowledges that any use thereof pursuant to this Lease shall not create in Landlord any right, title or interest in such Mark. In the event of a breach by Landlord under this Article 20 Tenant shall be entitled to equitable relief and those additional remedies pursuant to Section 45, but shall not be entitled at any time prior to the Loan Payoff to terminate the Lease, reduce its obligations to perform under the Lease or reduce the payment of Annual Rent or Additional Rent hereunder as a result of such breach.

             (b) Tenant shall have the option, at its sole cost and expense (to the extent that it is not part of Landlord's Work, in which instance it shall be at Landlord's sole cost and expense) to erect, subject to governmental regulations and matters of title to which this Lease is subordinate, at its sole cost and expense upon any portion of Tenant's Building, exterior building signs, and upon any portion of the Demised Premises other than Tenant's Building, pylon and/or monument signs of such height and other dimensions as Tenant shall determine, bearing such legend or inscription as Tenant shall determine, provided same are in compliance with all applicable codes, laws and ordinances. Subject to the approval of the appropriate governmental agencies, Tenant shall be permitted to illuminate its pylon and monument sign(s) from dusk to dawn on a daily basis.

             (c) Neither Landlord, nor any other party, shall have any right to erect any signs, billboards or posters on any portion of the Demised Premises.

        21. Landlord's Remedies. If Tenant shall be in default (i) of any payment obligation under this Lease and such default shall remain uncured (A) by Tenant for ten (10) days after written notice and (B) by Tenant's Guarantor for thirty (30) days after written notice, or, (ii) with respect to any other obligation and such default, subject to the following provisions of this
Article 21, shall remain uncured by Tenant or by Tenant's Guarantor for thirty
(30) days after written notice, then Landlord may, by giving written notice to Tenant and Tenant's Guarantor at any time thereafter during the continuance of such default, if clause (i) above applies, either (x) terminate this Lease, or
(y) re-enter the Demised Premises by summary proceedings or otherwise and, in the case of either clause (x) or (y), expel Tenant and remove all property therefrom, relet the Demised Premises at the best possible rent readily obtainable from a suitable tenant (making reasonable efforts therefor to mitigate damages), and receive the Rent therefrom; and, in all cases also bring an action for damages or seek specific performance. If Landlord re-enters pursuant to clause (y) above or terminates this Lease pursuant to clause (x) above, Tenant shall remain liable for the equivalent of the amount of all Annual Rental and Additional Rent accrued up to the date of reletting and for the reasonable expenses incurred by Landlord in connection with any enforcement action hereunder (including reasonable attorneys fees), less the avails of reletting, if any, after deducting therefrom the reasonable cost of obtaining possession of the Demised Premises and of any repairs and alterations and other expenses necessary to prepare the Demised Premises for reletting. From and after the date of reletting, if any, Tenant in the case of either clause (x) or
(y) shall remain liable for any and all deficiencies in Annual Rental and Additional Rent, which deficiencies shall be paid by Tenant on the date herein provided for the payment of Annual Rental or Additional Rent. If any default by Tenant (except non-payment of Annual Rental and Additional Rent) cannot reasonably be remedied within thirty (30) days after notice of default, and if Tenant shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, then Tenant shall have such additional time as shall be reasonably necessary to remedy such default before this Lease can be terminated or other remedy enforced by Landlord but in no event more than one hundred eighty (180) days subject to Excusable Delays (as defined below) unless, only in the case of cures that require construction or remedial work, such cure cannot with diligence be completed within such one hundred eighty
(180) day period in which case such period shall be extended for an additional one hundred eighty (180) days subject to Excusable Delays (as defined below), provided that Tenant shall deliver to Landlord on or before the commencement of such second one hundred eighty (180) day period a written certification describing the work completed to date, the work remaining to be completed and the estimated time to complete and further provided Tenant takes all reasonable action to prevent further diminution in value of the Demised Premises during such extended cure period. "Excusable Delays" shall mean delay in the performance by Tenant of any of its obligations hereunder by reason of the act or neglect of landlord, act of God, strike, labor dispute, boycott, governmental restrictions, riot, insurrection, war, catastrophe, act of the public enemy or any other act over which Tenant has no control. In no event shall Tenant have the right to terminate this Lease by reason of any event or circumstance caused by Tenant's failure to cure Tenant's default. Except as provided in the preceding sentence, in the event Tenant shall be in default under any provision of this Lease, then Landlord may, after notice to Tenant (and, with respect to non-monetary defaults, after the continuance of any such default for thirty (30) days after notice thereof by Landlord), cure such default, all on behalf of and at the expense of Tenant, and do all necessary work and make all necessary payments in connection therewith, and Tenant shall on demand, pay Landlord forthwith the amount so paid by Landlord (which amounts may include reasonable attorneys' fees and expenses of Landlord) together with interest thereon at the Late Rate from the date of Landlord's expenditure to the date of payment by Tenant to Landlord. Except for the legal remedy of damages (provided Landlord shall use reasonable efforts to mitigate damages) and the equitable remedies of an injunction or specific performance, Landlord's remedies herein shall be exclusive.

        22. Satellite Dish. Tenant may, at some time in the future, wish to install a satellite dish on or about the Demised Premises. Subject to applicable law, Tenant, at its sole cost and expense, has the right to install such satellite dish on the roof of the Improvements, on the ground or erected on a pole adjacent and contiguous to the Demised Premises. The location of the installation shall be at a site acceptable to Landlord, and approval of the location shall not be unreasonably withheld or delayed. Tenant shall install the satellite dish in accordance with sound construction practices. Tenant shall use any specified roofing contractor required to comply with the existing roof warranties.
Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability or loss arising from or out of the installation of the satellite dish.

        23.  Bankruptcy.

             (a) If a petition in bankruptcy shall be filed by or with respect to Tenant, or if Tenant shall be adjudicated bankrupt, or if Tenant shall make a general assignment for the benefit of creditors, or if in any proceeding based upon the insolvency of Tenant a receiver, trustee or liquidator of all of the property of Tenant shall be appointed and shall not be discharged within sixty (60) days after such appointment, then Landlord may terminate this Lease by giving notice to Tenant of its intention so to do; provided, however, neither bankruptcy, insolvency, an assignment for the benefit of creditors nor the appointment of a receiver shall affect this Lease or permit its termination so long as all of the covenants on the part of Tenant to be performed shall be performed by Tenant or someone claiming under it.

             (b) In the event a petition in bankruptcy shall be filed by or with respect to Tenant, Tenant as debtor-in-possession or otherwise shall not elect to reject this Lease or consent to the rejection thereof.

             (c) In the event a petition in bankruptcy shall be filed by or with respect to Landlord, and, Landlord or Landlord's Trustee rejects this Lease, Tenant shall, for the benefit of Landlord's Mortgagee pursuant to
Section 365(h) of the Bankruptcy Code, elect to remain and unless such possession is terminated by order of a court of competent jurisdiction shall remain in possession of the Demised Premises.

        24.  Covenants of Quiet Enjoyment and Title.

             (a) Landlord covenants, represents and warrants that it has full right and power to execute and perform this Lease and to grant the estate demised herein and that Tenant, on payment of the Annual Rental and Additional Rent and performance of the covenants and agreements hereof, shall peaceably and quietly have, hold and enjoy the Demised Premises and all rights, easements, appurtenances and privileges belonging or in any way appertaining thereto during the Lease Term without molestation or hindrance of any person claiming by, through or under Landlord, subject, however, to the terms of this Lease and the Permitted Exceptions. Notwithstanding the foregoing, Tenant's obligation to pay Annual Rental and Additional Rent and performance of all obligations hereunder shall not in any way be diminished or impaired by reason of any title encumbrance or matter affecting title to the Demised Premises as may exist on the commencement of the term hereof or by reason of any other failure of peaceable and quiet enjoyment as covenanted and agreed pursuant to this Article 24.

             (b) Notwithstanding the provisions of this Article 24, a breach by Landlord under this Article 24 shall not be a default under this Lease until the earlier of the expiration of the Primary Term or the Loan Payoff, and Tenant's remedies for each such default shall be those exercisable pursuant to Article 45 hereof.

             (c) Landlord is the owner of [in fee simple to] [a leasehold interest pursuant to the Ground Lease in] the Land on which the Improvements are located, free and clear of any liens, encumbrances, restrictions and violations (or claims or notices thereof), except as set forth on Exhibit "E" attached hereto and incorporated herein by reference (collectively, "Permitted Exceptions").

             (d) Landlord shall, without expense to Tenant and prior to the commencement of construction of the Improvements, furnish to Tenant (i) an American Land Title Association Policy of Title Insurance the premium for which shall be paid from the proceeds of the loan evidenced by the Note[s] and which policy shall be issued by the title insurance company ("Title Insurance Company") insuring the mortgage of the Demised Premises executed by Landlord in favor of Landlord's Mortgagee and shall insure Tenant's leasehold title to and the priority of Tenant's Second Mortgage to the Improvements and the Land in the amount of ___[Tenant to determine]________ and 00/100ths DOLLARS
($_________) and   [amount of the Loan] and 00/100ths Dollars ($____ ),
respectively, and insuring that the Demised Premises are within the bounds of the Property, (ii) an ALTA/ACSM survey certified to Tenant locating thereon the Improvements by a licensed surveyor of the Property and within sixty (60) days of the Possession Date supply an as-built survey of the Improvements and (iii) agreements wherein each holder of any lien against the Demised Premises with priority to this Lease shall consent to this Lease and agree that Tenant's possession and right of use under this Lease in and to the Demised Premises shall not be disturbed by such holder unless and until Tenant shall breach any of the provisions hereof and this Lease or Tenant's right to possession hereunder shall have been terminated in accordance with the provisions of this Lease.

        25.  Subordination, Non-Disturbance and Attornment.

             (a) Within thirty (30) days after receipt of a written request from Landlord, Tenant shall execute and deliver an agreement in form and content acceptable to Tenant, such acceptance not to be unreasonably withheld or delayed, subordinating this Lease to a first lien mortgage, other than the Mortgage (as defined in Article 8(e)) or ground lease affecting the Demised Premises; provided, however, such subordination shall be upon the express condition that the validity of this Lease shall be recognized by the mortgagee or ground lessor, and that, notwithstanding any default by the mortgagor or ground lessee, with respect to such mortgage or ground lease, Tenant's possession and right of use under this Lease in and to the Demised Premises shall not be disturbed by such mortgagee or ground lessor unless and until Tenant shall breach any of the provisions hereof and this Lease or Tenant's right to possession hereunder shall have been terminated in accordance with the provisions of this Lease.

             (b) Except for the Mortgage and as otherwise provided in this Lease, Landlord shall not enter into any mortgages other than a first mortgage or replacements thereof and any mortgage given in favor of Tenant to secure Landlord's obligations under this Lease and the Construction Fund Disbursement Agreement - Improvements for the period specified therein unless the holders of such other mortgages specifically recognize in writing the validity of and covenant not to disturb of the leasehold estate and rights of Tenant under this Lease in the manner contemplated in paragraph (a).

             (c) In the event (i) the Lease is subordinated to a Mortgage or ground lease as provided in Article 25(a), and (ii) the mortgagee, ground lessor or any of the persons hereinafter referred to obtains title to the Demised Premises, Tenant shall attorn to such Mortgagee or ground lessor, its successor(s) and/or assign(s), any purchaser of the Demised Premises at a foreclosure sale or pursuant to any power of sale provided for in such mortgage, or any recipient of a deed in lieu of foreclosure, as its landlord pursuant to the terms if this Lease and such Person shall accept such attornment. Such attornment shall be effective and self executing without the execution of any further instrument by any such Person succeeding to the interest if the Landlord under this Lease.

        26.  Hazardous Material.

             (a) Tenant acknowledges receipt of the __________________________ prepared for _________________ by _____________________________ dated
______________.

             (b) Except for merchandise and other items sold or used in the retail store operated by Tenant in the ordinary course of its business in compliance with all applicable laws, Tenant shall not cause any Hazardous Materials to be Released on the Demised Premises in violation of Environmental Laws during the Lease Term. Tenant shall take all legally required actions to
(i) cure any violation of Environmental Laws caused by Tenant, its assignees, subtenants, agents or employees on the Demised Premises, Improvements or Land and (ii) remediate or dispose of any Hazardous Materials which Tenant caused to be Released on the Demised Premises, Improvements or Land or which may originate on, or be Released from, the Demised Premises, Improvements or Land after the Possession Date caused by Tenant, its assignees, subtenants, employees or agents.

             (c) Tenant shall indemnify, defend and hold Landlord and its successors and assigns and mortgagees (and their respective directors, officers, employees and agents) harmless from and against any claims (including third-party claims), demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, including reasonable attorneys' fees, fees of environmental consultants and other experts and laboratory fees, known or unknown, contingent or otherwise, arising out of or in any way related to the following matters, provided the same were caused by Tenant, its assignees, subtenants, employees or agents from and after the Possession Date and during the time of Tenant's occupancy in the Demised
Premises: (i) the Release, use, storage, treatment, transportation, transfer, manufacture, refinement, handling, production, disposal or threatened Release of any Hazardous Materials, on, over, under, from or affecting the Demised Premises, Improvements or Land or the air, soil, water, vegetation, buildings, personal property, persons or animals thereon; (ii) any personal injury (including wrongful death) or property damages (real or personal) arising out of or related to such Release, use, storage, treatment, transportation, transfer, manufacture, refinement, handling, production, disposal or threatened Release of Hazardous Materials on, over, under, from or affecting the Demised Premises, Improvements or Land or the air, soil, water, vegetation, buildings, personal property, persons or animals thereon;
(iii) any lawsuit brought or threatened, settlement reached or governmental order relating to such Release, use, storage, treatment, transportation, transfer, manufacture, refinement, handling, production, disposal or threatened Release of Hazardous Materials on, over, under, from or affecting the Demised Premises, Improvements or Land or the air, soil, water, vegetation, buildings, personal property, persons or animals thereon; and/or (iv) any violation of or liability pursuant to Environmental Laws which are based upon or in any way related to such Release, use, storage, treatment, transportation, transfer, manufacture, refinement, handling, production, disposal or threatened Release of Hazardous Materials on, over, under, from or affecting the Demised Premises, Improvements or Land or the air, soil, water, vegetation, buildings, personal property, persons or animals thereon and/or (v) the breach of any warranty, representation or covenant contained in this Article 26. The indemnity provided in this paragraph (c) shall survive the termination of this Lease and is not limited or otherwise affected by Landlord's knowledge of any matter.

             (d) For purposes of this Lease, "Hazardous Materials" shall include, without limitation, asbestos, polychlorinated biphenyls, petroleum products, any flammable or explosive substances, radioactive materials, hazardous materials, hazardous waste, hazardous or toxic substances or related materials defined as such pursuant to the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, as amended from time to time (42 U.S.C. section 9601, et seq.), the Hazardous Materials Transportation Act, as amended from time to time (49 U.S.C. section 1801, et seq.), the Resource Conservation and Recovery Act, as amended from time to time ("RCRA") (42 U.S.C.
section 6901, et seq.), the Toxic Substances Control Act, as amended from time to time (15 U.S.C. section 2601 et seq.), the Clean Water Act, as amended from time to time (33 U.S.C. section 1251 et seq.), the Clean Air Act, as amended from time to time (42 U.S.C. section 7401, et seq.), and all other federal, state and local laws, statutes and ordinances applicable to hazardous materials, and in the regulations adopted and publications promulgated thereunder, as well as any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgment pursuant to any of the foregoing.

             (e) For purposes of this Lease, "Release" shall mean any release, spill, emission, leaking, pumping, pouring, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

             (f) For purposes of this Lease, "Environmental Laws" shall include any governmental law, ordinance, rule, regulation, or common law, now or hereafter in effect governing protection of the environment, pollution, conservation, hazardous material management, waste disposal, the Release, use, storage, treatment, transfer, manufacture, refinement, handling, production, transportation, remediation, disposal, or threatened Release of Hazardous Materials, including but not limited to the statutes referenced above in paragraph (d).

             (g) Landlord and Tenant shall each notify the other of any notices it receives or knowledge it has in regard to the actual or alleged presence of any Hazardous Material on the Demised Premises, Improvements or Land or any alleged liability, investigation, proceeding, lawsuit or violation pursuant to Environmental Laws, but failure to so notify the other shall not be deemed a default under this Lease.

             (h) Tenant shall be permitted to contest any judicial or administrative proceeding described in paragraph (g) above as well as the scope of any remediation sought in any such proceeding.

        27. Estoppel Certificates. Tenant will execute, acknowledge and deliver to Landlord, within thirty (30) days of a request by Landlord, and Landlord will execute, acknowledge and deliver to Tenant, within thirty (30) days of a request by Tenant, a certificate executed by an authorized officer of Tenant or Landlord, as the case may be, and, in the case of Tenant's certificate, addressed to Landlord and Landlord's Mortgagee, certifying (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications); (ii) that the Tenant has accepted possession of the Demised Premises, if applicable, and the date on which the Lease Term commenced and will expire; (iii) as to the amount of any prepaid rent or any credit due to the Tenant hereunder; (iv) as to whether, to the best of such party's knowledge, information and belief, the other party is then in default in performing any of its obligations hereunder (and, if so, specifying the nature of each such default) or if any event has occurred that with notice or lapse of time or both would constitute a default; and (v) as to any other fact reasonably requested by the requesting party; and acknowledging and agreeing that any statement contained in such certificate may be relied upon by the requesting party and any other addressee, and in the case of Landlord's certificate, addressed to Tenant, Tenant's mortgagee, assignee, sublessee or any other party reasonably requested by Tenant and certifying the status of the lease, any existing defaults, the status of the payments and performance of Tenant and any other information reasonably requested by Tenant.

        28. Indemnity. Tenant shall indemnify, defend and save Landlord (its partners, officers, employees and agents), and Landlord's Mortgagee, if any, harmless against all penalties, claims or demands of whatsoever nature (including mechanics' liens from work contracted for by Tenant) and from any liability hereafter arising from statutory and common law liabilities for damage to property or injuries sustained by any person or persons occurring within the Demised Premises during the Lease Term (together with all reasonable attorneys' fees and expenses incurred by Landlord and Landlord's Mortgagee, if any, in connection with the same), except those which shall result, from the negligence or misconduct of Landlord, Landlord's partners, officers, employees or agents or Landlord's Mortgagee, if any.

        29. Condition of Premises at Termination. At the expiration or earlier termination of the Lease Term, Tenant shall surrender the Demised Premises, together with alterations, additions and improvements then a part thereof, in good order and condition except for ordinary wear and tear and except as otherwise expressly provided herein (e.g., loss or damage by fire, the elements and other casualty). All furniture and trade fixtures installed in the Demised Premises at the expense of Tenant or other occupant shall remain the property of Tenant or such other occupant and shall be removed by Tenant at its expense at the expiration or earlier termination of the Lease; provided, however, Tenant shall, at any time and from time to time during the Lease Term, have the option to relinquish its property rights with respect to such trade fixtures, which option shall be exercised by notice of such relinquishment to Landlord, and from and after the exercise of such option the property specified in such notice shall be the property of Landlord.

        30. Holding Over. In the absence of any written agreement to the contrary, if Tenant should remain in occupancy of the Demised Premises after the expiration of the Lease Term, it shall so remain as a tenant from month-to-month and all provisions of this Lease applicable to such tenancy shall remain in full force and effect.

        31.  Investment Tax Credit.

             (a) Landlord shall elect under the applicable provisions of the Internal Revenue Code of 1986, as amended ("Code"), to pass through to the Tenant all investment tax credits which may be available from time to time in respect of the Demised Premises and its proportionate share of any common area under Section 38 of the Code to the extent such investment tax credit is not usable under the Code by the Landlord, its successors and assigns, and permitted by the Code. Upon Tenant's request, Landlord shall timely execute all documents required by said Code, and regulations issued thereunder, to enable Tenant to obtain such investment tax credit.

             (b) Landlord shall maintain adequate records so that the qualifying property can be identified and the cost thereof can be determined and to provide such records to the Tenant upon written request and otherwise to cooperate with Tenant in connection therewith. Landlord shall not destroy or otherwise dispose of such records until written consent to such destruction or disposal has been obtained from Tenant.

        32. Notices. Notices required under this Lease shall be in writing and deemed to be properly served on receipt thereof if personally delivered, sent by certified or registered mail (return receipt requested, postage prepaid) or by overnight courier service which delivers only upon signed receipt of the addressee: (i) to Landlord at the address set forth in the first paragraph of this Lease, Attention: __________________, with a copy to

__________________, or (ii) to Tenant at the address set forth in the first paragraph of this Lease, Attention: President, with a separate copy to Vice President-Real Estate. All notices required under this Lease shall also be sent to Kmart Corporation, as Tenant's Guarantor as herein provided, at 3100 W. Big Beaver Road, Troy, Michigan 48084; and to United States Trust Company of New York, as Trustee, c/o U.S. Trust Company of California, N.A., 555 South Flower Street, Suite 2700, Los Angeles, California 90071, Attention: Corporate Trust Division. The parties to receive notice and the addresses for notice may be changed by the party entitled to notice by giving notice of such change pursuant to this Article. The date of notice shall be the date of receipt of notice or the date of attempted delivery of the notice by the overnight courier service or the U.S. Postal Service to the addressee or its agent.

        33. Captions and Definitions. Captions or headings of this Lease are solely for convenience of reference and shall not in any way limit or amplify the terms and provisions thereof. The necessary grammatical changes which shall be required to make the provision of this Lease apply (i) in the plural sense if there shall be more than one Landlord, and (ii) to any Landlord which shall be either a corporation, an association, a partnership, or an individual, male or female, shall in all instances be assumed as though in each case fully expressed. Unless otherwise provided in this Lease, upon the termination of this Lease under any of the Articles hereof, the parties hereto shall be relieved of any further liability hereunder except as to acts, omissions, circumstances or defaults occurring prior to such termination and any liability pursuant to Article 28; provided, however, Tenant shall have no right to terminate this Lease prior to expiration of the Primary Term other than pursuant to Articles 17 and 18.

        34. Successors and Assigns. The conditions, covenants and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that if Landlord transfers or sells any portion or all of its interest in the Demised Premises, notwithstanding any other provision to the contrary, Landlord's transferee or purchaser shall be liable for the performance of the obligations of Landlord accruing or arising after the date of such transfer and conveyance during the time of its ownership, and Landlord shall thereupon be released and discharged from any and all further obligations under this Lease as such owner in connection with the property sold by it. Notwithstanding the foregoing, Landlord shall be liable for the performance of the obligations of Landlord accruing or arising from the commencement of the Lease Term up to the date immediately preceding the date of such transfer and conveyance. All covenants and agreements of this Lease shall run with the Land.

        35. Severability. If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

        36. Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the state where the Demised Premises are located without giving effect to its choice of laws principles. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

        37. Waiver and Modifications. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such right, remedy or election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. This Lease may be changed or amended only if such change or amendment is reduced to writing and signed by each party.

        38. Entire Agreement. This Lease, the Construction Fund Disbursement Agreement - Improvements, Consent and Agreement, [insert any other agreement] and the exhibits and amendments or addenda, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions, provisions and understandings between Landlord and Tenant concerning the Demised Premises and there are no covenants, promises, agreements, conditions, provisions or understandings, either oral or written, between them other than as are herein set forth. Landlord and Tenant shall perform each of their respective obligations pursuant to the Consent and Agreement. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in compliance with the terms of the Consent and Agreement ("Consent and Agreement") dated as of even date herewith by and among Landlord, Tenant and various other parties and unless further reduced to writing and signed by each party.

        39. Litigation. In the event of any litigation between the parties hereto in regard to the subject matter hereof, the prevailing party shall be entitled to recover all costs incurred (including reasonable attorneys' fees) at all trial and appellate levels.

        40. Memorandum of Lease. The parties hereto have simultaneously, with the execution and delivery of this Lease, executed and delivered a Memorandum of Lease which Landlord shall, at its sole expense, cause to be recorded not later than thirty (30) days from the date of execution of this Lease. In the event of a discrepancy between the Lease and the Memorandum of Lease, this Lease shall control.

        41. Tenant's Right to Cure Landlord's Defaults. In the event Landlord shall neglect to pay when due any obligations on any mortgage or encumbrance affecting title to the Demised Premises and to which this Lease shall be subordinate or shall fail to perform any of its obligations specified in this Lease, then Tenant may, after the continuance of such default for ten (10) days after written notice thereof by Tenant to Landlord in the case of a monetary default, pay any principal, interest or other charges to cure such default, all on behalf of and at the expense of Landlord, or Tenant may, after the continuance of any non-monetary default (other than any default under Article 10 for which Tenant has immediate rights pursuant to the Construction Fund Disbursement Agreement - Improvements) for thirty (30) days after written notice thereof by Tenant, do all necessary work and make all necessary payments in connection therewith, and Landlord shall, on demand, pay Tenant forthwith the amount so paid by Tenant, together with interest thereon at the Late Rate from the date of payment until repayment, and Tenant shall be entitled upon Landlord's failure to do so to the extent necessary during the Primary Term and until the Loan Payoff to pursue any and all remedies available pursuant to the Construction Fund Disbursement Agreement - Improvements, the Second Mortgage or the Option to Purchase Real Estate, and, after the earlier of the expiration of the Primary Term or the Loan Payoff, Tenant's remedies shall be as set forth in
Article 45 hereof. If any default by Landlord (except non-payment of a monetary obligation of Landlord) cannot be remedied within thirty (30) days after notice of default, and if Landlord shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, then Landlord shall have three hundred sixty-five (365) days to remedy such default before any remedy set forth above can be enforced by Tenant.

        42. Notice to Landlord's Mortgagee of Landlord's Lease Defaults. Tenant shall provide Landlord's Mortgagee with a duplicate copy of any notice of default sent to Landlord hereunder and Landlord's Mortgagee shall (except for defaults under Article 10) be granted sixty (60) days after receipt thereof to correct or remedy such default (provided that Landlord's Mortgagee shall provide written notice to Tenant on or before the thirty-first (31st) day after receipt of Tenant's notice of default that Landlord's Mortgagee intends to cure such default). Nothing in this Article 42 shall be construed to give Tenant any rights not expressly provided elsewhere in this Lease.

        43. No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Demised Premises by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created, or any interest herein or in such leasehold estate and in addition the fee estate in the Demised Premises or any interest in such fee estate.

        44. Right of Entry. Provided Landlord has given Tenant three (3) days' advance written notice, Landlord, and Landlord's agents will have access to the Demised Premises during Tenant's business hours for the purpose of inspecting the same, performing any repair or other obligations pursuant to the terms of this Lease and exhibiting the Demised Premises to prospective lenders and purchasers. Any access by Landlord or Landlord's agents permitted hereunder shall be discreet and conducted in a manner not to unreasonably interfere with Tenant's use of the Demised Premises. Notwithstanding the foregoing, in the event of an emergency repair (a repair necessary to protect the Demised
Premises and/or keep it free from hazards), Landlord is hereby granted access to the Demised Premises and shall provide Tenant with reasonable notice under the circumstances making every attempt to contact Tenant's facility manager prior to its entry.

        45. Landlord's Guaranty; Landlord's Representations and Warranties; Accrual of Tenant's Rights and Remedies.

             (a) [Subject to the limitations on Tenant's remedies set forth in paragraph (d) of this Article 45, Landlord shall unconditionally guarantee all work performed in the Construction of the Improvements which is part of Landlord's Work against defective workmanship and materials for the period of one (1) year from the completion of the Construction of the Improvements.] [Intentionally omitted.]

             (b) Subject to the limitations on Tenant's remedies set forth in paragraph (d) of this Article 45, Landlord represents, warrants and covenants:

                  (i) prior to the Possession Date and throughout the Lease Term there shall be sidewalks, driveways, roadways and entrances for automotive and pedestrian ingress and egress to and from the Improvements and Land and adjacent public streets and highways, substantially as shown on the Approved Site Improvement Drawings and Specifications;

                  (ii) prior to the Possession Date and throughout the Lease Term, there shall be ingress and egress to the adjoining public streets and highways in the number and in the locations depicted on Exhibit "B", subject to unavoidable temporary closings or temporary relocations necessitated by public authority or Landlord's Force Majeure;

                  (iii) prior to the Possession Date and throughout the Lease Term the aggregate area provided for the parking of automobiles upon the Land shall be sufficient to accommodate not less than _____ automobiles on the basis of the arrangement depicted on the Approved Site Improvement Drawings and Specifications;

                  (iv) prior to the Possession Date and throughout the Lease Term the aggregate area provided for the parking of automobiles upon the Land and intended for common use shall, during the Lease Term, be sufficient to accommodate not less than ____ automobiles per one thousand (1,000) square feet of building space constructed upon the Land, determined in the manner provided for in the applicable building code or regulation;

                  (v) [prior to the Possession Date, it will Substantially Complete or cause to be Substantially Completed all of Landlord's Work;] [Intentionally omitted.]

                  (vi) prior to the Possession Date and during the Lease Term, Landlord shall not erect or permit to be erected any buildings or other structures on the Demised Premises, except for buildings or other structures substantially in the size and location shown on Exhibit "B";

                  (vii) prior to [the Commencement of Construction] and on the Possession Date the Land and the Improvements will be properly zoned for Tenant's intended use and all necessary governmental consents, permits and approvals for such Construction shall have been obtained, and on the date Tenant opens for business all necessary governmental consents, permits and approvals for such Tenant's intended use shall have been obtained;

                  (viii) [prior to the date Tenant opens for business, Landlord shall deliver to Tenant a Certificate of Occupancy which shall permit Tenant to open its store for business, and, in the event such Certificate of Occupancy is not final, Landlord shall promptly and diligently obtain a final Certificate of Occupancy;] [Intentionally omitted.]

                  (ix) Landlord has full right and power to execute and perform this Lease and to grant the estate demised herein and Tenant, on payment of the Annual Rental, Additional Rent and performance of the covenants and agreements hereof, shall peaceably and quietly have, hold and enjoy the Demised Premises and all rights, easements, appurtenances and privileges belonging or in any way appertaining thereto without molestation or hindrance of any person claiming by, through or under Landlord, subject, however, to the terms of this Lease.

                  (x) Landlord is seized of an indefeasible estate in fee simple to the Land, free and clear of any liens, encumbrances, restrictions and violations (or claims or notices thereof), except for the Permitted Title encumbrances attached hereto as Exhibit "E";

                  (xi) to Landlord's actual knowledge, except for any conditions disclosed in the ___________________ prepared for ______________ by ____________, dated ________, 19__, a copy of which has been provided to Tenant, the Improvements and Land does not now contain any underground storage tank or material amount of Hazardous Materials as defined herein.

                  (xii) Landlord shall take all legally required action to remediate or dispose of any Hazardous Materials which may exist or have been Released on the Demised Premises, Improvements or Land prior to the Possession Date or during Tenant's occupancy in the Demised Premises not caused by Tenant, its assignees, subtenants, agents or employees.

                  (xiii) Landlord shall indemnify, defend and hold Tenant and its guarantor, successors, assigns and mortgagees (and their respective directors, officers, employees and agents) harmless from and against any claims (including third party claims), demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, including reasonable attorneys' fees, fees of environmental consultants and other experts and laboratory fees, known or unknown, contingent or otherwise, arising out of or in any way related to the following matters if they were not caused by the Tenant, its assignees, subtenants, employees or agents: (A) the Release, use, storage, treatment, transportation, transfer, manufacture, refinement, handling, production, disposal or threatened Release of any Hazardous Materials, on, over, under, from or affecting the Land or the air, soil, water, vegetation, buildings, personal property, persons or animals thereon; (B) any personal injury (including wrongful death) or property damages (real or personal) arising out of or related to such Release, use, storage, treatment, transportation, transfer, manufacture, refinement, handling, production, disposal or threatened Release of Hazardous Materials on, over, under, from or affecting the Land or the air, soil, water, vegetation, buildings, personal property, persons or animals thereon; (C) any lawsuit brought or threatened, settlement reached or governmental order relating to such Release, use, storage, treatment, transportation, transfer, manufacture, refinement, handling, production, disposal or threatened Release of Hazardous Materials on, over, under, from or affecting the Land or the air, soil, water, vegetation, buildings, personal property, persons or animals thereon referred to in (A) above; (D) any violation of or liability pursuant to Environmental Laws which are based upon or in any way related to such Release, use, storage, treatment, transportation, transfer, manufacture, refinement, handling, production, disposal or threatened Release of Hazardous Materials on, over, under, from or affecting the Land or the air, soil, water, vegetation, buildings, personal property, persons or animals thereon referred to in (A) above; and/or (E) the breach of any warranty, representation or covenant of the Landlord contained in subsections (b)(xi), (b)(xii) or (b)(xiii) of this Article 45. The indemnity provided in this paragraph shall survive the termination of this Lease and is not limited or otherwise affected by Tenant's knowledge of any matter.

             (c) Landlord hereby releases and discharges Tenant from any liability hereafter arising from statutory and common law liabilities for damage to property or injuries sustained by any person or persons occurring within or on the Improvements which result from the negligence or misconduct of Landlord, Landlord's partners, officers, employees or agents of Landlord's Mortgagee, if any.

             (d)  (i)   Notwithstanding the provisions of paragraphs (a), (b)
or (c) of this Article 45, Landlord and Tenant acknowledge the provisions of
Article 3 govern and control Tenant's rights and remedies until the earlier of expiration of the Primary Term or Loan Payoff, and thereafter the provisions of this Article 45 shall govern and control Tenant's rights and remedies.

                  (ii) Landlord's breach of any guarantee, covenant, representation, warranty, or indemnity contained in paragraphs (a), (b) or (c) of this Article 45 shall not constitute a Landlord default until the earlier of the Loan Payoff or the expiration of the Primary Term.

                  (iii) Except as provided in Article 45(d)(v), Tenant shall not be entitled to declare a default or exercise any remedies or take any action until the earlier of the Loan Payoff or the expiration of the Primary
Term: (A) whenever in this Lease Tenant's remedies are those exercisable pursuant to Article 45, or (B) with respect to Landlord's breach of the guarantee contained in paragraph (a) of this Article 45 or Landlord's breach of the representations, warranties and covenants contained in paragraph (b) of this Article 45 or any breach of Landlord's indemnity contained in paragraph
(c) of this Article 45 until the earlier of the Loan Payoff or the expiration of the Primary Term.

                  (iv) After the earlier of the Loan Payoff on the expiration of the Primary Term, Tenant shall have the following remedies:

                       (A)  to cure such breach (if not previously cured);

                       (B) to cure such breach and deduct the cost of such cure together with interest (accruing at the Late Rate) from the date expended until the date repaid by Landlord, from the Annual Rental and Additional Rent due under the Lease (unless Tenant had previously cured such breach and was not reimbursed the cost thereof together with interest pursuant to the Construction Fund Disbursement Agreement - Improvements, in which case, Tenant shall be entitled to deduct the cost of such cure, together with interest accruing at the Late Rate from the date expended until the date repaid by Landlord, from the Annual Rental and Additional Rent due under the Lease;

                       (C)  pursue any remedies available at law or in equity;
and

                       (D) terminate this Lease by written notice to Landlord with full reservation by Tenant of its right to damages, provided, however, that if the expiration of the Primary Term has occurred as a result of a termination of this Lease by Tenant pursuant to Article 17 or Article 18, Tenant shall not take any actions against Landlord's assets by way of execution or otherwise until Loan Payoff occurs.

                  (v) Notwithstanding the limitations of Article 45(d)(iii), the Tenant may exercise the following rights and remedies pursuant to the applicable provisions of this Lease prior to the Loan Payoff:

                       (A) [those described in Articles 10(c) and 11(a); and] [intentionally omitted;]

                       (B) the right to terminate this Lease pursuant to the provisions of Article 17 or Article 18, provided, however, that Tenant shall not take any action against Landlord to recover monetary damages or take any action against Landlord's assets by way of execution or otherwise until Loan Payoff occurs.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESSES:
                                  ----------------------------, a
                                  __________ limited [partnership]
                                  [liability company]

- ----------------------            By:
                                     --------------------------
                                  Name:
                                        --------------------
                                  Its:
- ----------------------                   --------------------
                                          (LANDLORD)


WITNESSES:
                                  -----------------------------,
                                  a/an __________ corporation

- ----------------------

                                  By:
                                     ----------------------
                                  Its:
- ----------------------                -------------------------

                                          (TENANT)

                                 LEASE EXHIBITS



Exhibit "A"                Legal Description of the Land

Exhibit "B"                Site Plan showing the Improvements, pylon sign
                           location

Exhibit "B-1"              Pylon and Monument sign renderings

Exhibit "C"                [Construction Provisions] [Intentionally Omitted]

Exhibit "C-1"              [Index of Typical Store Drawings and Specifications]
                           [Intentionally Omitted]

Exhibit "C-2"              [Index of Approved Site Improvement Drawings and
                           Specifications] [Intentionally Omitted]

Exhibit "D"                Annual Rentals for Primary Term and Option Term

Exhibit "E"                Permitted Exceptions

Exhibit "F"                Exclusive Uses by Other Tenants, if any

                                   EXHIBIT C

                            CONSTRUCTION PROVISIONS
                          (Building Pad--Freestanding)


            1.    LANDLORD'S WORK.

                  (a) Building Pad -- Site Work. Landlord shall complete or cause to be completed construction of the building pad for Tenant's Building and all site work on the Land in accordance with the Drawings and Specifications for such building pad and site work prepared or caused to be prepared by Landlord and as approved by Tenant (which building pad and site work shall satisfy the requirements of all governmental bodies) ("Approved Site Improvement Drawings and Specifications") and incorporated herein by reference. The site work shall be completed substantially as shown on Exhibit "B", which shall include, but not be limited to, the provision of paved driveways running from the adjacent public streets around the front and sides of Tenant's Building in order to secure convenient ingress and egress from such public streets to the entrances of Tenant's Building for the purpose of receiving and delivering fixtures, merchandise and other personal property, which driveway shall be of sufficient width to permit the passage, unloading and, if necessary, the turning around of trailer trucks and other commercial vehicles. [Landlord shall also construct and complete the pylon and monument signs shown on Exhibit "B".] All of the work identified in this subparagraph (a) shall constitute "Landlord's Work".

                  (b) Commencement and Completion of Landlord's Work. Landlord shall commence Landlord's Work not later than ___________ (the "Construction Commencement Date"). Landlord's Work shall be completed and delivered to Tenant, and the construction of Landlord's Work shall be coordinated with Tenant's Work, all as set forth in the Construction Schedule and Coordination Agreement attached hereto as Exhibit "C-2".

                  (c) Delivery of Building Pad--Completion of Landlord's Work. The building pad shall be completed in accordance with the Approved Site Improvement Drawings and Specifications and delivered to Tenant in accordance with the Construction Schedule and Coordinatin Agreement on or before ___________. In the event that Landlord fails to deliver the building pad to Tenant by the date required herein, or in the event that Landlord fails to complete construction of other site work in accordance with the Construction Schedule and Coordination Agreement, and if such default continues for a period of __________ days after written notice to Landlord, then Tenant shall have the right to assume responsibility for completion of Landlord's work in accordance with the terms of this Lease and the Construction Fund Disbursement Agreement.

            2.    TENANT'S WORK.

                  (a) Leasehold Improvement Allowance. On the date of the closing of the Loan, Landlord shall deliver to Tenant the sum of ______________ Dollars ($_______) which shall be used by Tenant to defray the costs of Tenant's Work (as hereinafter defined).

                  (b) Construction of Tenant's Building. "Tenant's Work" shall consist of the construction of Tenant's Building on the building pad prepared by Landlord in accordance with plans and specifications which are prepared by Tenant ("Tenant Plans") at its sole cost and expense. Tenant Plans shall provide for a completed building which shall be substantially similar in quality of construction and interior finishes as the Tenant's other freestanding buildings of similar size. Tenant shall provide Landlord with copies of Tenant's Plans within ______ (__) days of the date of execution of this Lease. Tenant may make changes in the Tenant's Plans subsequent to delivery to Landlord, but Tenant shall provide Landlord with copies of any changes in Tenant's Plans, and such changes in the aggregate shall not result in any material diminution in value (which for purposes hereof shall mean $________ or more) of Tenant's Building.

                  (c) Completion of Tenant's Work. Tenant shall complete construction of Tenant's Work on or prior to the Rent Commencement Date.

                  (d) Certificates. Upon completion of Tenant's Work and the opening of Tenant's Store, Tenant shall promptly furnish Landlord with evidence of the issuance of a Certificate of Occupancy for Tenant's Building and a Certificate of Substantial Completion on A.I.A. Form G 704 signed by the architect employed by Tenant and certifying to the completion of Tenant's Building in accordance with Tenant Plans. Upon request, Tenant shall also furnish Landlord with evidence that all persons or entities which have provided labor or materials in connection with the performance of Tenant's Work have been paid in full as evidenced by full unconditional lien waivers unless Tenant shall contest any of the costs of Tenant's Work (or any liens filed by any subcontractor or supplier) in the manner set forth herein. Nothing herein contained shall require Tenant to pay any claims for labor, materials or services which Tenant, in good faith, disputes, and which Tenant, at its own cost, is diligently contesting; provided, however, the Tenant shall indemnify and hold Landlord and Landlord's Mortgagee harmless therefrom. Upon written request from landlord, Tenant shall obtain a recorded Surety Bond sufficient to release any claim or lien against the Demised Premises, or provide Landlord's Mortgagee with an endorsement to Landlord's Mortgagees' Mortgage Title Insurance Policy providing either that the lien and security interest created pursuant to its mortgage are and shall continue to be first and prior to any such claim or lien, or insuring against any loss incurred or which may be incurred if such lien and security interest are not first and prior to any such claim or lien.

                  (e) Final Plans. Upon completion of Tenant's Work, Tenant shall provide Landlord with copies of all final Site Plans approved by the appropriate governmental agencies, and copies of the as-built plans and specifications for Tenant's Building.

                                   EXHIBIT C
                            CONSTRUCTION PROVISIONS
                             (Turnkey-Freestanding)


             1.   LANDLORD'S WORK.

                  (a) Improvements. Landlord shall complete or cause to be completed construction of Tenants Building in accordance with the Approved Drawings and Specifications and the site work on the Land in accordance with the Approved Site Improvement Drawings and Specifications.

                       (i) Tenants Building shall be constructed by Landlord, at its sole cost and expense, in accordance with the Approved Drawings and Specifications (as defined in subparagraph (iii) below) prepared by Landlord, at its sole cost and expense, and approved by Tenant pursuant to subparagraph
(iii) below which shall, with respect to standards of construction and division of responsibility for supplying materials and equipment, substantially satisfy the provisions of Tenant's "Typical Store Drawings and Specifications," prior receipt of which Landlord hereby acknowledges. An index of the Typical Store Drawings and Specifications is attached hereto as Exhibit "C-2" and incorporated herein by this reference.

                       (ii) The Typical Store Drawings and Specifications are subject to the following exceptions and such other deviations as may be approved, in writing, by Tenant:

                            (A)  Such modifications of arrangement of space,
location of entrances, exits and columns and other structural members as shall be indicated by Tenant and delivered to Landlord within thirty (30) days after receipt of Landlord's written request therefor, which request shall be accompanied by preliminary building outlines, together with any available elevations and sections; and

                            (B)  Changes of type and standards of construction
and of arrangement to the extent required by applicable laws, codes or ordinances.

                       (iii) The term "Working Drawings and Specifications" as used in this Exhibit C shall mean the Typical Store Drawings and Specifications as modified pursuant to subparagraphs (ii)(A) and (B) above.
The Working Drawings and Specifications shall be submitted to Tenant for approval prior to commencement of Construction and such approval shall not be unreasonably withheld. Within thirty (30) days after receipt of the Working Drawings and Specifications, Tenant shall, in writing, inform Landlord of required revisions or corrections thereto which are necessary to conform the Working Drawings and Specifications to the Tenant's Typical Store Drawings and Specifications. Landlord shall make such revisions or corrections and resubmit them for

Tenant's final approval. In the event Landlord revises the Working Drawings and Specifications, Tenant shall have in each instance thirty (30) days after receipt of such revised Working Drawings and Specifications to approve or comment upon required revisions or corrections. In the event Tenant shall not inform Landlord of such desired revisions or corrections within such thirty
(30) days, the Working Drawings and Specifications or the revised or corrected Working Drawings and Specifications shall be deemed approved and accepted for the purposes hereof. The Working Drawings and Specifications as approved or deemed approved by Tenant shall be referred to as the "Approved Drawings and Specifications."

                       (iv) Subsequent to approval of the Approved Drawings and Specifications, in the event that criteria changes to the Approved Drawings and Specifications shall be requested by Tenant, Landlord shall advise Tenant within five (5) Business Days if such criteria change(s) will delay completion of the Demised Premises or the site improvement work on the Land. Tenant shall then advise Landlord within five (5) Business Days of receipt of Landlord's notice if Tenant desires Landlord to proceed with the requested modification notwithstanding the delay. If Tenant elected to instruct the Landlord to incorporate the modification, the date required for the delivery of the Demised Premises will be extended on a day for day basis commensurate with the delay resulting from implementation of the criteria change. If the criteria change(s) result in a savings to the Landlord in Construction Costs (as defined in the Construction Fund Disbursement Agreement), then Landlord shall offset the amount of the savings from any extra Construction Costs as hereinafter provided. In the event such criteria changes result in extra Construction Costs to the Landlord, then Tenant shall pay Landlord the extra Construction Costs resulting from such changes after deducting from such extra Construction Costs any savings to Landlord of any of the requested changes. The reconciliation of these changes shall be made by Landlord and Tenant within sixty (60) days of the Date of Occupancy, and any net payment required shall be paid by the Landlord or Tenant, as applicable, within ten (10) days from the date that the reconciliation is approved by Tenant.

                 (b) Site Work. Landlord shall cause all site work on the Land to be completed at Landlord's sole cost and expense in accordance with the drawings and specifications for such site work prepared or caused to be prepared by Landlord and as approved by Tenant, and such site work shall satisfy the requirements of all governmental bodies. An index of such approved site drawings and specifications is attached hereto as Exhibit "C-1" (collectively, "Approved Site Improvement Drawings and Specifications") and incorporated herein by this reference. The site work shall be completed substantially as shown on Exhibit "B", which shall include, but not be limited to, provision of paved driveways running from the adjoining public streets around the front and [sides] [rear] of the Improvements in order to secure convenient ingress and egress from such public streets to the front and [side]

[rear] entrances of the Demised Premises for the purpose of receiving and delivering fixtures, merchandise and other personal property, which driveways shall be of sufficient width to permit the passage, unloading, and if necessary, the turning around of trailer trucks and other commercial vehicles. Landlord shall also construct and complete the pylon and monument signs as shown on Exhibit "B".

                 (c) Completion of Landlord's Work--Possession Date. All of the work described in subparagraphs (a) and (b) above shall constitute "Landlord's Work". The Typical Store Drawings and Specifications, the Working Drawings and Specifications and the Approved Drawings and Specifications shall constitute a part of this Lease, provided, however, Landlord shall be obligated to construct Tenants Building solely in accordance with the Approved Drawings and Specifications and the site improvements in accordance with the Approved Site Improvement Drawings and Specifications.

            A general contract for construction of the Improvements ("Construction") which are referred to in this Exhibit C shall be let, and rough site grading shall be completed and foundations and footings commenced, not later than _________________ ("Construction Commencement Date").

            On the Possession Date, Landlord's Work shall have been Substantially Completed as that term is defined herein (unless the Possession Date occurs prior to Substantial Completion of Landlord's Work as provided in the immediately succeeding sentence). If Tenant elects to open for business pursuant to Article 11 prior to Substantial Completion of Landlord's Work, the term "Possession Date" shall mean the date of such opening for business and in all other cases shall mean the later of: (x) the date specified in a written notice from Landlord to Tenant which date shall be not less than ninety (90) days after the date of such notice; or (y) the date when Landlord's Work shall have been Substantially Completed; provided, however, that the Possession Date shall not be later than ___________, 19__ ("Outside Possession Date"). If Landlord fails to specify a Possession Date, the Possession Date shall be deemed to be the Outside Possession Date.

                       (i) From and after the Possession Date, Tenant shall have the privilege, rent free until the Rental Commencement Date, of entering the Demised Premises for the purpose of installing its trade fixtures, storing merchandise and performing other of Tenant's pre-opening activities, and Tenant may open its store for business. Entry by Tenant to commence fixturing shall not be construed as an acceptance of the Demised Premises by the Tenant under the provisions of this Lease or as a waiver of any of the provisions hereof. Landlord shall obtain any permit or approval required for Tenant to commence fixturing on or before the Possession Date.

                       (ii) On the Possession Date, all necessary governmental consents, permits and approvals for the Tenant's intended use of the Demised Premises as a retail store facility, including, but not limited to, a Certificate of Occupancy which shall permit Tenant to open its retail store facility for business, shall have been obtained (except to the extent conditioned upon the completion of Tenant's Work) and, in the event the Certificate of Occupancy is not final, Landlord shall promptly and diligently obtain a final Certificate of Occupancy.

                       (iii)  The term "Substantial Completion",
"Substantially Complete" or "Substantially Completed" as it applies to Tenants Building and the site work shall mean that the construction thereof has been completed except for minor "punchlist" items which do not interfere with Tenant's ability to open and operate its retail facility, do not hinder the work to be performed by Tenant in or about the Demised Premises and do not prevent Tenant from operating its business in the ordinary course, which items will be completed by Landlord within thirty (30) days after the Possession Date.

                 (d) Force Majeure. If the performance by Landlord of any of its obligations hereunder is delayed by reason of the act or neglect of Tenant, act of God, strike, labor dispute, boycott, governmental restrictions, riot, insurrection, war, catastrophe, act of the public enemy or any other act over which Landlord has no control (all such acts or events, collectively "Landlord's Force Majeure"), the Construction Commencement Date or the Outside Possession Date shall be extended for a period equal to such delay, but in no event shall such extension exceed ninety (90) days.

            2.   TENANT'S WORK.

                 Tenant's Work, for which Tenant shall be solely responsible, shall consist of fixturing and inventory stocking of its store, and such additional work (if any) as shall be set forth on the attached Exhibit "C-3".

                                [IN-LINE LEASE]

                                     LEASE

        THIS LEASE ("Lease") made and entered into as of the __ day of _______, 199__, between ______________________________________________________, a
______________ limited [partnership] [liability company], having  an address of
_______________________________________ ("Landlord"), and  __________________,
an ____________ corporation, having a principal office at _________________________________ ("Tenant").

                                  WITNESSETH:

        That in consideration of the rents, covenants and conditions herein set forth, Landlord and Tenant do hereby covenant, promise and agree as follows:

        1. Demised Premises. Landlord, as [fee title owner] [ground lessee under that certain Ground Lease ("Ground Lease") dated ______, 199_ by and between Landlord and ______________ ("Ground Lessor")], does demise unto Tenant and Tenant does take from Landlord for the Lease Term (as defined hereafter) the following property in the ________ of _________, County of____________,
State of ____________, (i) a building containing approximately    ______ square
feet of space measured to the center line of the interior demising walls and to the exterior face of the exterior walls as decreased pursuant to Articles 17 or 18, together with the loading dock area, dumpster pad and trash compactor pad in the location shown on Exhibit "B" attached hereto and incorporated herein by reference and certain other site improvements [and common area improvements] (collectively, "Improvements") and designated "[Tenant's trade name]" on Exhibit "B" located on land comprising not less than ______ acres, which land is described in Exhibit "A-1", attached hereto and incorporated herein by reference ("Land"), and (ii) a non-exclusive easement and right to use all public and common facilities erected or servicing the shopping center ("Shopping Center") to be constructed upon the property described in Exhibit "A" ("Property"), attached hereto and incorporated herein by reference, and intended for common use ("Common Area") including, but not limited to, all entrances, driveways, parking areas, walks, service drives and all utilities servicing the Property. [The Common Area shall also mean and include the Common Area designated as such in the "REA" (as defined in Article 24 (d)).] Landlord reserves the right to grant a non-exclusive easement and right to use any portion of the Common Area to all other tenants and occupants of the Shopping Center and their respective customers, invitees, business guests and licensees. In addition, Tenant's rights to use the Land are subject to the non-exclusive easement and right described above to use the Common Area located within the Land. The Improvements and Common Area are to be substantially in the location and configuration depicted on Exhibit "B", attached hereto and incorporated herein by reference, and shall be constructed pursuant to the provisions of Article 10 hereof. The Improvements and the Land, together with all licenses, rights, privileges and easements appurtenant thereto, whether arising under the REA or otherwise, shall be collectively, "Demised Premises".

        2. Term. The term of this Lease shall commence on the date hereof, and shall terminate on __________________ ("Primary Term"); provided, however, the term of this Lease may be extended as provided in Article 9. The phrase "Lease Term", as used in this Lease, shall be the Primary Term and any extension thereof pursuant to Article 9. The phrase "expiration of the Primary Term", as used in this Lease, shall mean a termination or expiration of the Primary Term other than by reason of Tenant's default pursuant to this Lease or the rejection or disaffirmance of this Lease in any bankruptcy or insolvency proceeding of Tenant.

        3.   Termination; Diminution in Annual Rent or Additional Rent.

             (a) Notwithstanding any present or future law to the contrary, during the Primary Term this Lease shall not be terminated by Tenant for any failure of Landlord to perform pursuant to the terms and conditions of this Lease or otherwise for any reason except as expressly provided in Articles 17 and 18 or unless this Lease has been rejected by Landlord or Landlord's Mortgagee in a proceeding described in subparagraph (b) (vi) below affecting Landlord or Landlord's Mortgagee and, notwithstanding Tenant's compliance with the provisions of Article 23(c), Tenant has been deprived of its possessory rights pursuant to this Lease by reason of such rejection, in which instance Tenant's obligations pursuant to this Lease shall terminate as of the effective date of such deprivation of Tenant's possessory rights.

             (b) Until the earlier of Loan Payoff (as defined below) or expiration of the Primary Term, except as otherwise provided in Articles 3(a), 17 and 18, Tenant shall not be entitled to any abatement, reduction, set-off, counterclaim, defense or deduction for any reason except as expressly provided in this Lease with respect to any Annual Rental, Additional Rent, or other sums payable hereunder, nor shall the obligations of Tenant hereunder be affected, by reason of:

                   (i) any alteration, addition or changes made to or caused to be made to the Demised Premises by Tenant;

                   (ii) any damage to or destruction of the Demised Premises or the restoration or rebuilding thereof (subject to Tenant's right to terminate this Lease and right to refund of prepaid Annual Rent pursuant to Article 17);

                   (iii) any taking of the Demised Premises or any part thereof by condemnation or otherwise (subject to Tenant's right to terminate this Lease and right to refund of prepaid Annual Rent pursuant to Article 18);

                   (iv) any prohibition, limitation, restriction or prevention of Tenant's use, occupancy or enjoyment by any person;

                   (v)  any eviction by paramount title or otherwise;

                   (vi) except as provided in paragraph (a) above, any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding filed by or against Landlord or Landlord's Mortgagee (as hereinafter defined);

                   (vii) or any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or Landlord's Mortgagee or by the Court in any such proceeding except as provided in paragraph (a) above.

                   (viii) the impossibility or illegality of performance by Landlord, Tenant or both;

                   (ix) subject to the provisions of Article 18, if applicable, any action of any governmental authority;

                   (x) any failure of Landlord to perform pursuant to the terms and conditions of this Lease or any other agreement which Landlord enters into in connection with this Lease; or

                   (xi) otherwise for any reason.

             (c) The obligations of Tenant hereunder shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Lease.

             (d) The provisions of Article 3 shall cease to apply upon the earlier of (i) expiration of the Primary Term, or, (ii) the payment in full in good funds of all principal, interest and all other amounts payable pursuant to the promissory note[s] of even date herewith executed by Landlord in favor of Landlord's Mortgagee (as defined in Article 8) and denominated Note_____ [and Note_____] ([collectively] "Note") and, performance of all obligations of Landlord pursuant to the Mortgage (as defined in Article 8), whether by Landlord, or Tenant, in accordance with the terms of the Mortgage ("Loan Payoff").

        4. Annual Rental. Commencing on ________, 199_ ("Rental Commencement Date") and continuing during the Lease Term, Tenant shall pay to Landlord at such address as Landlord shall designate by notice the annual minimum rental set forth on Exhibit "D" attached hereto and incorporated herein by reference ("Annual Rental") in equal monthly installments on the first day of each month, in advance, provided, however, in the event Tenant's obligation to pay Annual Rental commences on a date that is not the first day of a calendar month, or in the event the Lease terminates other than by reason of Tenant's default on a day other than the last day of a calendar month, the installment of the Annual Rental for any resulting partial month shall be prorated upon the basis of the number of days in such month included in the Lease Term.

        5.   Additional Rent.

           (a) Any amounts which Tenant is required to pay to Landlord or any third party pursuant to this Lease (other than Annual Rental) together with every fine, penalty, interest and cost which may be added by reason of Tenant's non-payment or late payment thereof or Annual Rental, shall constitute additional rent ("Additional Rent"). Tenant's obligations to pay Real Estate Taxes pursuant to Article 7 shall commence on the Rental Commencement Date; [provided, however, all Real Estate Taxes accrued from and after the date of this Lease until the Rental Commencement Date shall be paid by Landlord from funds provided therefor pursuant to the Loan Agreement and held until paid pursuant to the Construction Fund Disbursement Agreement (as defined in Article 10)]. If Tenant shall fail to pay any Additional Rent after notice and the expiration of any applicable cure period provided pursuant to the terms of this Lease, Trustee (as hereinafter defined) or Landlord shall have the right to pay the same and shall have all rights, powers and remedies with respect thereto as are provided herein in the case of non-payment of Annual Rental. "Trustee" shall mean ______________, as Trustee under that certain Trust Agreement (["Collateral]["] Trust Agreement") dated as of the date hereof, [pursuant to which the Trustee holds certain Collateral (as defined in the Collateral Trust Agreement) for the benefit of the Pass-Through Trustees
(as defined in the Collateral Trust Agreement) as holders of the Notes under those certain Pass-Through Trust Agreements ("Trust Agreements") (as defined in the Collateral Trust Agreement),] pursuant to which those [collateral] certain Mortgage Pass-Through Certificates (_______________________)
Series ____ [and Series ____] ("Certificates") were issued.

             (b) Landlord shall submit to Tenant, on a monthly basis, an invoice or invoices for all sums comprising the Additional Rent other than for those items invoiced directly to Tenant and shall state the time period relating thereto. Tenant shall pay Landlord the amount invoiced within thirty
(30) days from receipt of such invoice or invoices which shall be accompanied by copies of any applicable receipts and backup invoices. Landlord shall provide Tenant within five (5) Business Days (as defined in Article 5(c)) of Tenant's request therefor with such additional information as Tenant may reasonably request to determine the amount due from Tenant. Tenant reserves the right, upon reasonable prior notice, to inspect Landlord's records with respect to such accounting for the prior two (2) calendar year period and to make specific objections thereto in writing. If after such inspection Tenant determines that Landlord's accounting has overstated the amount of Additional Rent properly due from Tenant, Landlord shall, during the Primary Term and Option Term (as defined in Article 9) reimburse Tenant the amount overpaid by Tenant, if any, and, from and after the earlier of the expiration of the Primary Term or the Loan Payoff, Landlord shall, in addition, pay Tenant interest on the amount of the overpayment to Landlord from the date of overpayment until the date the overpaid amount was paid to Tenant at the Late Rate (as defined in Article 6(b)). If such inspection reveals Landlord's accounting has overstated the amount of Additional Rent properly due from Tenant by three percent (3%) or more for such period, Landlord shall also pay Tenant the reasonable costs of such inspection, whether the inspection occurs during the Primary Term or the Option Term. Any payment hereunder shall be paid within ten (10) Business Days and Tenant's remedies for Landlord's failure to make such payment shall be those exercisable pursuant to
Article 45.

             (c) "Business Day" means any day other than (i) Saturday or Sunday, or (ii) a day on which banks in New York or California are required by law to be closed or are customarily closed.

        6.   Late Payment; Late Rate.

             (a) In addition to the Annual Rental payable to Landlord pursuant to Article 4 and the Additional Rent payable to Landlord pursuant to
Article 5, Tenant shall pay to Landlord interest thereon, accruing at the Late Rate (as defined in paragraph (b) below) commencing five (5) Business Days after notice from Landlord of non-receipt of such payment when due until the Annual Rental or Additional Rent and all accrued interest thereon is paid by Tenant (although Tenant is liable for the Late Rate on such payments of Annual Rental or Additional Rent five (5) Business Days after notice from Landlord, Landlord may only avail itself of its remedies provided in Article 21 after notice and the expiration of any applicable cure period provided therein). Any such interest shall be due and payable on the first day of the month following commencement of the obligation to pay such interest. Except as otherwise expressly provided herein, Tenant shall perform all of its obligations under this Lease at its sole cost and expense, and shall pay all Annual Rental and Additional Rent when due, without notice or demand.

             (b) The term "Late Rate" shall mean the lesser of the rate of one percent (1%) per annum above the Note Rate or the highest rate permitted by law. "Note Rate" means the [annual interest rate payable under the Note] [blended annual interest rate payable under the Notes obtained by multiplying the annual interest rate pursuant to each Note by a fraction the numerator of which is the original principal amount of such Note and the denominator of which is the original principal amount of all the Notes and adding the product of each such multiplication to comprise a blended annual interest rate].

        7.   Real Estate Taxes.

             (a) On or before the later of (i) fifteen (15) Business Days after Tenant's receipt of a copy of the bill for Real Estate Taxes (as hereinafter defined) and (ii) ten (10) Business Days prior to the date such bill is due and payable without interest or penalty, Tenant shall pay to Landlord, as Additional Rent, or, at its option, Tenant may pay directly to the applicable taxing authority, Tenant's Proportionate Share (as defined in Article 7(k)) of all ad valorem real estate taxes and all assessments, annual benefits, levies, fees, water and sewer rents and charges (excluding utility connection and inspection fees payable in connection with the initial construction of Tenant's Building and the Improvements which shall be paid by Landlord at its sole cost and expense) and Tenant's Proportionate Share of all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen (collectively, "Real Estate Taxes"), levied upon or assessed against the Taxable Premises (as defined in Article 7(j)) or the use and occupancy thereof by Tenant and allocable to the period commencing with the Rental Commencement Date and continuing through the Lease Term. Tenant shall be entitled in the calculation of Tenant's Proportionate Share of Real Estate Taxes to the benefit of the highest discount available for the timely payment thereof, provided Tenant's payment complies with any conditions therefor. Notwithstanding anything to the contrary herein contained, Tenant shall not be obligated to pay any fees assessed as a condition for the right or privilege of development, including, but not limited to, impact fees, building permit fees, or other governmental fees payable or which are incurred or levied as a result of the activities in connection with the initial development of the Shopping Center, provided, however, this sentence shall not be construed to apply to or affect Tenant's obligation to pay Tenant's Proportionate Share of Real Estate Taxes and all other amounts referred to hereinabove relating to the Taxable Premises which Tenant is obligated to pay and which may be increased as a result of such development.

             (b) Tenant shall also pay all taxes or assessments of the state or any political subdivision thereof in which the Taxable Premises are located which are levied, assessed or imposed on Landlord on account of the use and occupancy of the Taxable Premises or receipt by or on behalf of Landlord of Annual Rental or Additional Rent payable hereunder other than income taxes. Any such taxes payable by Tenant hereunder shall be deemed to be included in the definition of "Real Estate Taxes" for all purposes of this Lease.

             (c) Except as provided in the next succeeding sentence, Landlord shall elect to pay any assessment over the longest period allowed by law without penalty or interest. At Tenant's election, Landlord shall elect to pay any assessment over any other period allowed by law, provided, however, Tenant shall pay Tenant's Proportionate Share of any penalty or interest imposed as a result of such election.

             (d) Landlord (or the Tenant if Tenant has elected to pay Real Estate Taxes directly to the applicable taxing authorities) shall furnish written evidence to the other party of the payment of Real Estate Taxes within ten (10) Business Days after written request therefor.

             (e) Tenant shall have the right to participate in all negotiations of tax assessments or to contest any tax assessments against the Taxable Premises. Tenant shall also have the right to contest the validity or the amount of any Real Estate Taxes levied against the Taxable Premises by such appellate or other proceedings as may be appropriate in the jurisdiction, and may, if applicable, request that Landlord defer payment of such obligations if payment would operate as a bar to such contest, and, if applicable, request that Landlord pay same under protest, or take such other steps as Tenant may deem appropriate, provided, however, that Tenant indemnifies Landlord from any reasonable expense (including reasonable attorneys' fees) or liability arising out of such contest, pursues such contest in good faith and with due diligence, posts any bond or security required by law in connection with such contest, gives Landlord written notice of its intention to contest, and takes no action which will cause or allow the institution of any foreclosure proceedings or similar action against the Taxable Premises. Landlord shall, at Tenant's expense, cooperate in the institution and prosecution of any such proceedings initiated by Tenant and will execute any documents which Landlord may be required to execute and will make any appearances which Landlord may be required to make in connection with such proceedings.

             (f) Should Landlord institute proceedings to contest the validity or the amount of any Real Estate Taxes levied against the Taxable Premises, Tenant will cooperate and will make any appearances which Tenant may be required to make in such proceedings but shall not be obligated to incur any expense in connection therewith; provided, however, that Landlord pursues such contest in good faith and with due diligence and Landlord shall take no action which will cause or allow the institution of any foreclosure proceedings or similar action against the Taxable Premises which might result in the termination of this Lease.

             (g) Should any of the proceedings referred to in the preceding two paragraphs (e) and (f) of this Article 7 result in reducing the total annual Real Estate Taxes liability against the Taxable Premises, Tenant shall be entitled to receive Tenant's Proportionate Share of all refunds by the taxing authorities attributable to the Taxable Premises for any period for which Tenant has paid Tenant's Proportionate Share of Real Estate Taxes which are refunded after deducting therefrom payment of all of Landlord's and Tenant's expenses incurred in any such proceeding in which a refund is paid.
If no refund shall be secured in any such proceeding, the party instituting the proceeding shall bear the entire cost, or, if Landlord institutes the proceeding at Tenant's request, Tenant shall bear the entire cost.

             (h) Except for Real Estate Taxes, nothing herein shall require Tenant to pay or reimburse Landlord for the payment of (i) any income, profit, inheritance, estate, succession, gift, franchise or transfer taxes which are or may be imposed upon Landlord, its successors or assigns, by whatever authority imposed or however designated, (ii) any tax imposed upon the sale of all or a part of the Improvements or Common Area by Landlord, or (iii) any tax, assessment, charge or levy imposed or levied upon or assessed against any property of Landlord other than the Taxable Premises or any income to, or business activity of, Landlord not in connection with the Taxable Premises. Nothing herein shall require Tenant to pay or reimburse Landlord for the payment of any tax if Tenant's payment of such tax or reimbursement of Landlord for the payment of such tax would violate any applicable law.

             (i) Tenant shall pay and discharge, when due, all taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind owned by or placed in the Improvements by Tenant.

             (j) Landlord and Tenant acknowledge that [prior to the execution hereof,] Landlord [has] [shall], at Landlord's sole cost and expense, [caused] [used Landlord's best efforts to cause] the Improvements and Land to be designated as a separate tax parcel; however, if the Landlord is unsuccessful in obtaining such designation, the tax parcel shall be that within which the Demised Premises is located (collectively, "Taxable Premises").

             (k) The term "Tenant's Proportionate Share" shall mean: (i) if the Improvements and the Land are designated as a separate tax parcel, all of the Real Estate Taxes assessed or levied on the Improvements and the Land; or
(ii) if the Improvements and Land are not designated as a separate tax parcel, a fraction, the numerator of which is the number of square feet set forth in
Article 1 and the denominator of which shall be the ground floor square footage of all of the buildings shown on Exhibit "B".

        8.   Liability Insurance.

             (a) (i) From and after the earlier of the Possession Date (as defined in Exhibit "C") or the Rental Commencement Date and during the Lease Term, Tenant at its sole expense shall insure or cause to be insured against all statutory and common law liabilities for damage to property or injuries, including loss of life, sustained by any person or persons within the Demised Premises and shall list Landlord and Landlord's Mortgagee, if any, as additional insureds, as their interests may appear.

                   (ii) The insurance obligation of Tenant shall require a policy or policies with minimum coverage of ONE MILLION and 00/100ths DOLLARS ($1,000,000.00) with respect to injury to any one person and TWO MILLION and 00/100ths DOLLARS ($2,000,000.00) with respect to any one accident or disaster, and TWO HUNDRED FIFTY THOUSAND and 00/100ths DOLLARS ($250,000.00) with respect to damage to property.

                   (iii) The policy or policies shall bear endorsements to the effect that all additional insureds shall be notified not less than thirty (30) days in advance of any termination, expiration, modification or cancellation thereof and that the insurer has waived the right of recovery from any such additional insured. Certificates evidencing the existence thereof, accompanied by a specimen of the policy which is the subject thereof or certificates of self-insurance shall be promptly delivered to the other party and any other additional insured, prior to or on the earlier of the Possession Date (as defined in Exhibit "C") or on the Rental Commencement Date and at least thirty
(30) days prior to the termination, expiration, modification or cancellation of any policy. All insurance policies provided by Tenant pursuant to this
Article 8 shall be obtained from an insurer licensed to do business in the state where the Demised Premises are located and such insurance company shall have a Best's Insurance Rating of A-X or better and a Standard & Poor's Ratings Group "claims paying ability" rating of BBB or better.

                   (iv) Landlord shall have no obligation pursuant to this Lease to cause the Common Area to be insured against any liability for damage to property or persons.

             (b) In the event Tenant fails to effect or maintain such insurance as Tenant is obligated to effect or maintain pursuant to this Lease, and is not excused from doing so pursuant to paragraph (c) of this Article 8 or
Article 17(i), Landlord may upon written notice to Tenant obtain such insurance (at commercially competitive rates), and Tenant shall reimburse Landlord for the cost thereof with interest at the Late Rate from the date incurred by Landlord until the date repaid by Tenant.

             (c) Notwithstanding the foregoing, at any time the net worth of Tenant or any guarantor of Tenant's obligations pursuant to this Lease ("Tenant's Guarantor"), as determined in accordance with generally accepted accounting principles consistently applied, shall exceed ONE HUNDRED MILLION and 00/100ths DOLLARS ($100,000,000.00) as reflected in its annual Form 10K filed with the Securities and Exchange Commission (or as certified by an officer of Tenant until such time as Tenant files a Form 10K with the Securities and Exchange Commission), the Tenant may elect to self-insure the risks to be insured against by Tenant pursuant to paragraph (a) above for so long as Tenant or Tenant's Guarantor, as applicable, continues to satisfy such net worth standard.

             (d) Tenant hereby releases and discharges Landlord from any liability hereafter arising from statutory and common law liabilities for loss or damage to property or injuries sustained by any person or persons occurring within the Demised Premises, except those which are not insured or self-insured against pursuant to this Article 8 and which shall result, from the negligence or misconduct of Landlord, Landlord's partners, officers, employees or agents or Landlord's Mortgagee, if any.

             (e) "Landlord's Mortgagee" means the Lender pursuant to the Loan Agreement dated as of the date hereof ("Loan Agreement"), Trustee or any subsequent holder of a first priority lien evidenced by a mortgage, or deed of trust or other security instrument or document ("Mortgage") on property which includes the Demised Premises, or any subsequent purchaser, transferee or assignee of the right of any such holder(s) (or person holding a beneficial interest in the rights of any such purchaser, transferee or assignee), as to each of which Landlord has given notice to Tenant in accordance with Article 32.

        9.   Options to Extend Lease Term.

             (a) Tenant shall have ______ successive options (individually "Option", collectively, "Options") to extend the

Lease Term for an additional period of _____ years for each such Option (each an "Option Term"), such Option Term to begin respectively upon the expiration of the Primary Term or of an Option Term and, except as otherwise provided in Exhibit "D" attached hereto with respect to Annual Rental and otherwise expressly provided in this Lease, the same terms and conditions as herein set forth shall apply to each Option Term. If Tenant shall elect to exercise the Options, it shall do so by written notice and otherwise in accordance with
Article 32 hereof given to Landlord not less than _______ months prior to the expiration of the Primary Term or of the then current Option Term. Notwithstanding the foregoing, Tenant shall not be entitled to exercise an Option to extend the Lease Term nor shall the Option Term commence if Tenant is then in default under any provision of this Lease as to which default Landlord has given notice to Tenant in accordance with Article 32 and such default remains uncured after the expiration of any applicable cure period. If Tenant shall fail (or shall not be entitled pursuant to the preceding sentence) to exercise an Option to extend the Lease Term, this Lease shall expire upon the expiration of the Primary Term or the then current Option Term, as applicable, and, except as provided in paragraph (b) of this Article 9, the Tenant shall not have any further option to extend the Lease Term.

             (b) In the event that damage or destruction occurs during the first _____ (__) years of the last Option Term and Tenant elects to restore the Demised Premises as provided in Article 17, Tenant shall have the option to extend the Lease Term for an additional _______ (__) years, to be exercised within six (6) months after notice from Landlord requiring such restoration. Notwithstanding the foregoing, Tenant shall not be entitled to exercise an option to extend the Lease Term nor shall the Option Term commence if Tenant is then in default under any provision of this Lease as to which default Landlord has given notice to Tenant in accordance with Article 32 and such default remains uncured after the expiration of any applicable cure period.
Except as otherwise provided in Exhibit "D" attached hereto with respect to Annual Rental and otherwise expressly provided in this Lease, the same terms and conditions as herein set forth shall apply to such Option Term.

             (c) Regardless of the exercise or non-exercise by Tenant of any or all of the Options, Tenant shall have, unless the last day of the Lease Term shall be January 31 of any year, the option to extend (or further extend, as the case may be) the Lease Term for such period of time as shall cause the last day of the Lease Term to be the January 31 next succeeding the date upon which the Lease Term would expire but for the exercise of this Option. This Option shall be exercised by notice to Landlord not less than _______ months prior to the expiration of the Lease Term or any extension thereof. Notwithstanding the foregoing, Tenant shall not be entitled to exercise the Option pursuant to this paragraph (c) to so extend the Lease Term, if Tenant is then in default under any provision of this Lease as to which default Landlord has notified Tenant and such default remains uncured after the expiration of any applicable cure period. Tenant's Annual Rental during the option period pursuant to this paragraph (c) shall be the Annual Rental payable under the terms of this Lease in effect for the period immediately preceding the commencement of the option period provided for in this paragraph.

        10.  [Construction Provisions.

             (a) The Demised Premises will, at the Construction Commencement Date (as defined in Exhibit "C"), the Possession Date and the Rental Commencement Date, be properly zoned for Tenant's intended use and, except as provided in Exhibit "C" as it relates to a temporary Certificate of Occupancy, all necessary governmental consents, permits and approvals for the Construction (as defined in Exhibit "C") shall have been obtained. The Demised Premises shall be constructed in accordance with the provisions of Exhibit "C" attached hereto and incorporated herein by reference.

             (b) Landlord shall assign to Tenant any and all guarantees of workmanship and materials which it may receive with respect to the Demised Premises. Landlord shall, at no expense to Landlord, take any action reasonably required to enable Tenant to enforce any such guarantee.

             (c) If Landlord shall fail to comply fully with any obligation pursuant to this Article 10 including the provisions of Exhibit "C", Tenant shall so notify Landlord, in writing, and, in such event, Tenant's remedies shall be solely limited to Tenant's immediate right to exercise remedies pursuant to the Construction Fund Disbursement Agreement - Improvements and the Construction Fund Disbursement Agreement - Common Areas, (collectively, "Construction Fund Disbursement Agreement") both of even date herewith by and among Landlord, Tenant, Tenant's Guarantor, Construction Monitor, Escrow Agent and the Second Mortgage and the Option Agreement (both of even date herewith by and between Landlord and Tenant) and, after the earlier of the expiration of the Primary Term and the Loan Payoff, to those remedies exercisable pursuant to
Article 45.]  [Intentionally omitted.]

        11.  [Store Opening/Grand Opening and Promotional Events.

             (a) If a Certificate of Occupancy (whether temporary or permanent) has been issued for the Demised Premises permitting the operation of business therein, Tenant shall have the option to open for business prior to the Substantial Completion of Landlord's Work (as defined in Exhibit "C") , and, in the event of the exercise of such option, Landlord shall complete Landlord's Work within ____ (__) days after the Possession Date; provided, however, if Landlord shall have failed to complete Landlord's Work as required by this Lease on or before _____ (__) days of the Possession Date, Tenant may thereafter, at any time, at Tenant's election complete, correct or remedy, in whole or in part, any such deficiency, and, in such event Tenant's remedies shall be solely limited to Tenant's immediate right to exercise remedies pursuant to the Construction Fund Disbursement Agreement, the Second Mortgage and the Option Agreement and after the earlier of the expiration of the Primary Term and the Loan Payoff, to those remedies exercisable pursuant to Article 45.

             (b) Tenant may, at any time, utilize any part of the Land for grand opening and promotional events, outdoor shows, entertainment or such other lawful uses which, in Tenant's sole judgment, tend to attract the public to the Demised Premises. Tenant shall give Landlord notice of such intended use a reasonable time in advance thereof and, at request of Landlord, shall provide Landlord with reasonable proof of adequate insurance or with an indemnity against damage to property, injuries to persons and loss of life sustained in connection therewith, which indemnity shall be reasonably satisfactory to Landlord. Tenant shall be responsible for any physical damage to the Improvements or the Common Area resulting from any such use.][Intentionally omitted.]

        12.  Repairs and Maintenance.

             (a) Tenant shall perform or cause to be performed all maintenance, replacement and repair necessary to keep the Improvements and all of its components in a safe, dry and tenantable condition and good state of repair, including, but not limited to, all maintenance, replacement and repair to the roof, outer walls and structural portion of the building and their electrical, plumbing, heating, ventilating, air conditioning and other operating systems.

             (b) Landlord shall have no obligation to maintain the Common Area or cause the Common Area to be maintained.

             (c) Tenant shall maintain or cause to be maintained the Common Area within the Land.

        13.  Alterations.

             (a) Tenant may, at its own expense, from time to time make interior and exterior alterations, additions, improvements and changes to the Improvements, including changes to the structural portions of the Improvements, as it may deem necessary and suitable without the consent of Landlord. If any alteration, addition or improvement includes changes to the structural portions of the Improvements, Tenant shall provide Landlord and Landlord's Mortgagee, prior to commencement of the work, copies of the plans and specifications for the work and a fully executed construction contract for such work, written notice of the proposed dates for commencement and completion of construction of the work specified in the construction contract. Tenant's alterations, additions, improvements (other than Tenant's trade fixtures) and changes shall become the property of Landlord at the expiration of the Lease Term. In the event that Tenant increases the amount of square footage contained within the Improvements, there shall be no adjustment in the Annual Rental payable hereunder.

             (b) Tenant shall make any and all alterations, additions, improvements or changes in and to the Improvements in a good and workmanlike manner in accordance with all laws, ordinances, rules and regulations of all governmental agencies and authorities having jurisdiction over such construction and free of claims for construction liens and shall promptly discharge any such liens, and Tenant shall further indemnify Landlord for all claims relating thereto. Landlord, at Tenant's cost, shall cooperate with Tenant in securing building and other permits or authorizations required from time to time for any work permitted hereunder or installations by Tenant.

             (c) Tenant shall indemnify, hold harmless and, at Tenant's cost and expense, defend Landlord and Landlord's Mortgagee, if any, from and against any claims, losses, costs, legal actions, liability, damages, expenses or destruction of property of any persons whomsoever, including, without limitation, property of Landlord, resulting from Tenant's acts or omissions relating to any construction performed pursuant to this Article 13.

        14. Utilities. Tenant shall pay when due all charges for all utilities (including, but not limited to, gas, water, sewage, telephone and electricity) furnished to the Demised Premises during the Lease Term. Landlord shall not be responsible for the interruption of any utility service to the Demised Premises not caused by Landlord, its partners, agents, employees, contractors or licensees.

        15. Governmental Regulations. Tenant shall observe and comply with and shall cause the Demised Premises to comply with all requirements of law, rules, orders, codes and regulations of the federal, state and municipal governments or other duly constituted public or quasi-public authority affecting the Demised Premises from and after the Rental Commencement Date (or, if earlier, the date Tenant takes occupancy of or commences Tenant's work in the Demised Premises) and thereafter during the Lease Term, provided, however, Tenant's obligations with respect to Environmental Laws shall be as set forth
in Article 26.   Notwithstanding the foregoing, after the earlier of the
expiration of the Primary Term or the Loan Payoff, if the cost of compliance with all requirements of law, rules, orders, codes and regulations exceeds $________, Tenant may elect to terminate the Lease and have no further obligation hereunder.

        16. Exculpation. Anything to the contrary in this Lease notwithstanding, the covenants contained in this Lease to be performed by Landlord, or its successors or assigns, including, without limitation, Trustee, shall not be binding personally, but instead such covenants are made for the purpose of binding only the fee simple estate which Landlord or its successors or assigns owns in the Shopping Center (except for Hazardous Materials (as defined in Article 26) which may exist or have been Released (as defined in
Article 26) on the Demised Premises prior to the Possession Date or during Tenant's occupancy in the Demised Premises and not caused by Tenant, its agents or employees, for which Landlord shall, but not Trustee as successor to Landlord, be personally responsible; provided, however, Tenant's sole remedies therefor shall be the remedies exercisable pursuant to Article 45).

        17.  Insurance; Damage to Demised Premises.

             (a) (i) From and after the earlier of the Possession Date or the Rental Commencement Date, Tenant shall insure the Improvements against damage or destruction by fire and other casualties insured under a comprehensive broad form extended coverage policy. Such insurance shall be in an amount equal to not less than one hundred percent (100%) of the replacement cost of the Improvements, exclusive of excavation. All such policies shall bear endorsements to the effect that Landlord and all other additional insureds shall be notified not less than thirty (30) days in advance of any termination, expiration, modification or cancellation thereof and that the insurer has waived right of recovery from Landlord and Landlord's Mortgagee. Certificates evidencing the existence thereof accompanied by a specimen of the policy which is the subject thereof, or a certificate of self-insurance evidencing Tenant's election to self-insure such obligations, shall be promptly delivered to Landlord and Landlord's Mortgagee.

                  (ii) Subject to Article 17(g) Landlord shall not be liable for any loss or damage to the Improvements resulting from fire, explosion or any other casualty, and Tenant shall not be liable for any loss or damage to the Common Area resulting from fire, explosion or any other casualty.

             (b) Policies of fire and other casualty insurance procured pursuant to this Article 17 shall list Landlord as an additional insured and Landlord's Mortgagee, if any, as a loss payee and shall provide for the release of such insurance proceeds to Tenant for restoration of loss. In case of loss, Tenant is hereby authorized to adjust the loss and execute proof thereof in the name of all parties in interest, provided (i) this Lease has not been terminated as a result of such loss, and (ii) Tenant is not in default under any provision of this Lease beyond the expiration of the applicable cure period.

             (c) In the event that, at any time during the Lease Term when Tenant is obligated to insure pursuant to Article 17(a) or permitted to self-insure pursuant to Article 17(i), any Improvements shall be damaged or destroyed (partially or totally) by fire or any other casualty, Tenant, at its expense shall, within sixty (60) days of the casualty, diligently commence the application process to secure the permits and licenses required to repair, rebuild or restore the Improvements in compliance with applicable governmental requirements and upon the issuance of such permits and licenses shall promptly and with due diligence repair, rebuild and restore the Improvements as nearly as practicable to the condition existing just prior to such damage or destruction or repair, rebuild or restore the Improvements for the same use and purposes, but in accordance with such plans and specifications as are then generally in use by Tenant for the construction of Tenant's stores and related structures. The repaired, rebuilt or replaced Improvements shall have a fair market value equal to or greater than their fair market value immediately prior to the loss, and any such repair, rebuilding and restoration shall be made in accordance with the requirements of Article 13 of this Lease. Anything herein to the contrary notwithstanding, if such damage or destruction shall have taken place within two (2) years of the then scheduled expiration date of the current Lease Term, and if the extent of such damage or destruction is such that the cost of restoration would exceed fifty percent (50%) of the fair market value of the Improvements just prior to the time such damage or destruction took place, then Tenant may terminate this Lease as of the date of such damage or destruction by giving written notice to Landlord within thirty (30) days thereafter and Tenant shall have an additional sixty (60) days, rent free, within which to remove its property from the Demised Premises. If Tenant is carrying fire and other casualty insurance to one hundred percent (100%) of the replacement cost, and Tenant elects to terminate this Lease, all the insurance proceeds payable under any policy procured pursuant to this Article 17 shall belong to Landlord and/or Landlord's Mortgagee, if any, as their interests may appear; in the event the Improvements are self-insured or Tenant has for any other reason failed to maintain the insurance required hereunder at the time of the loss, Tenant shall pay to Landlord and/or the Landlord's Mortgagee, if any, within sixty (60) days of the date of such loss an amount equal to the amount necessary to rebuild the Improvements whether or not Landlord thereafter rebuilds. In the event that this Lease shall be terminated as above provided during the Lease Term, all unearned Annual Rental and Additional Rent paid in advance, if any, shall be promptly refunded to Tenant, provided, however, that Landlord's Mortgagee shall have no obligation to return any monies which it has applied to the payment of the unpaid principal amount of the "Note" or the Certificates (as defined in Article 5), as the case may be, and all accrued and unpaid interest thereon. Tenant shall, however, be entitled to recover any such unearned Annual Rental or Additional Rent from any insurance or self-insurance proceeds, and Landlord's receipt of the insurance or self-insurance proceeds shall be reduced by such amount.

             (d) Tenant shall maintain workmen's compensation insurance to the extent required by the law of the state in which the Demised Premises are located, but, Tenant is not required to name Landlord or Landlord's Mortgagee as an additional named insured under any workmen's compensation insurance. Notwithstanding anything contained herein to the contrary, Tenant shall be permitted to self-insure its obligations under this Article 17(d).

             (e) [(i) At any time when Landlord is constructing the Improvements or Common Area or causing them to be constructed, pursuant to
Article 10, Landlord shall cause its general contractor to maintain Builder's Risk Insurance (in completed value, non-reporting form) in an amount not less than the actual replacement value of the Improvements, exclusive of excavation, and such policy shall name Tenant and Landlord's Mortgagee as loss payees thereunder.] [Intentionally omitted.]

                   (ii) At any time when Tenant is constructing, altering or replacing Improvements on the Land or causing them to be constructed, altered or replaced, Tenant shall maintain or cause to be maintained builder's risk insurance (in completed value non-reporting form) in an amount not less than the actual replacement value of the Improvements, exclusive of excavation, and shall name Landlord and Landlord's Mortgagee as loss payees thereunder.

             (f) From and after the Possession Date, Tenant shall maintain flood insurance in an amount equal to the actual replacement value of the Improvements or the maximum amount available, whichever is less, if the area in which the Improvements are located has been designated by the Secretary of Housing and Urban Development as having special flood hazards and if flood insurance is available under the National Flood Insurance Act. Tenant shall cause Landlord and Landlord's Mortgagee, if any, to be named as a loss payee thereunder.

             (g) Each party hereto has hereby remised, released and discharged the other party hereto and any officer, director, agent, employee or representative of such party of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried or required to be carried hereunder (whether by insurance pursuant to Article 17(a) or self-insurance pursuant to Article 17(h)) by the party sustaining the loss, damages or injury at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance, or what would have been recovered had such party carried the insurance required hereunder, plus any applicable deductible.

             (h) Landlord shall have no obligation pursuant to this Lease to take out or cause to be taken out insurance to insure the Common Area against fire or other casualty.

             (i) Notwithstanding the foregoing, at any time while Tenant's, or Tenant's Guarantor's, net worth, as determined in accordance with generally accepted accounting principles consistently applied, shall exceed ONE HUNDRED MILLION and 00/100ths DOLLARS ($100,000,000.00), established in the manner set forth in Article 8(c), Tenant may elect to self-insure the risks required to be insured against pursuant to this Article 17 for so long as Tenant or Tenant's Guarantor continues to meet such net worth standard.

             (j) When third-party insurance is provided by Tenant or Landlord, such insurance shall be obtained from an insurer licensed to do business in the state where the Demised Premises are located, and such insurance company shall have a Best's Insurance Rating of A-X or better and a Standard & Poor's Ratings Group "claims paying ability" rating of BBB or better.

        18.  Eminent Domain.

             (a) In the event all of the Improvements or Demised Premises shall be permanently expropriated, then this Lease shall automatically terminate on the date Tenant shall be deprived of the use thereof or the date title is vested in the condemning authority.

             (b) If (i) the points of ingress and egress to the public roadways as depicted on Exhibit "B" shall be materially impaired by a permanent expropriation by a public or quasi-public authority (with no reasonable replacement points of ingress-egress provided) so as to render the Demised Premises unsuitable for its intended use, or (ii) less than the whole, but more than ten percent (10%) of the square footage of the Improvements or the Land shown on Exhibit "B" attached hereto shall be permanently expropriated by public or quasi-public authority, then Tenant may elect to terminate this Lease as of the date of such permanent expropriation upon the occurrence of the event described in clause (i) of this paragraph or as of the date Tenant shall be dispossessed from the part so expropriated upon the occurrence of the event described in clause (ii) of this paragraph by giving notice to Landlord of such election to terminate within ninety (90) days from such date, and Tenant shall have no further liability for obligations pursuant to this Lease accruing after the date of termination. For purposes hereof, a "permanent expropriation" shall mean an expropriation lasting six (6) or more months in duration.

             (c) Tenant shall be entitled to participate in all hearings relating to any condemnation proceeding, and, in furtherance thereof, Landlord shall provide at least thirty (30) days' advance notice to Tenant of all hearings relating to any expropriation, shall permit Tenant to submit proof of Tenant's damages to the condemning authority, and shall consult with Tenant regarding the award for the cost of restoration and for the amount of Tenant's unamortized leasehold improvements, Tenant's relocation expenses and Tenant's loss of goodwill. Subject to Article 18(f), Landlord shall obtain the prior approval of Tenant as to the amount of the award to the extent Landlord is required to or elects to consent thereto.

             (d) In the event this Lease is not terminated, Landlord shall pay over to Tenant all proceeds, if any, of such expropriation or taking which relate to the cost of restoring the Improvements as a result of severing the space so expropriated or taken from the space not so expropriated or taken ("Severance Proceeds"). Any other proceeds of such expropriation or taking shall be payable to Landlord's Mortgagee, if any, or, if none, to Landlord unless the expropriating authorities awarded Landlord or Tenant payment for Tenant's unamortized leasehold fixtures, Tenant's relocation expenses or Tenant's loss of goodwill, in which case paragraph (f) below shall apply. Restoration costs in excess of the Severance Proceeds shall be paid by Tenant. Upon receipt of such Severance

Proceeds Tenant shall, at its sole cost and expense, promptly and with due diligence restore the Improvements as nearly as practicable to a complete unit of like quality and character as existed just prior to such expropriation or shall repair, rebuild or restore the Improvements for the same use and purpose, but in accordance with such plans and specifications as are then generally in use by Tenant for the construction of Tenant's stores and related structures, and any such repair, rebuilding or restoration shall comply with the requirements of Article 13.

             (e) In the event of an expropriation of any portion of the Demised Premises, and if this Lease is not terminated as hereinabove provided, it shall continue as to that portion of the Demised Premises which shall not have been expropriated or taken. In the event of an expropriation of any portion of the Improvements, and, if this Lease is not terminated as hereinabove provided, the Annual Rental set forth in Article 4 shall be reduced from and after the date of such expropriation and not otherwise in the proportion that the ground floor area of the part of the Improvements as restored by Tenant after the expropriation bears to the total ground floor area of the Improvements as set forth in Article 1.

             (f) Tenant shall be entitled to any award made either to Landlord or Tenant specifically for relocation expenses incurred by reason of an expropriation covered by this Article 18. In the event that, at the time of any expropriation of the Demised Premises, Tenant shall not have fully amortized expenditures which it may have made on account of any leasehold improvements to the Demised Premises which were made after the date hereof, Tenant shall have the right to seek recovery for such sums and shall be entitled to share in any award for such sums made by reason of expropriation of any buildings or portions thereof on the Property (if the award for the expropriation of the Tenant's improvements was combined with the award for the expropriation of any other buildings on the Property), and Landlord shall assign to Tenant that portion of any award specifically attributable to such expropriation of leasehold improvements as shall equal Tenant's allocable share of the award based upon the unamortized portion of Tenant's expenditures for leasehold improvements relative to that of the other tenants affected by such expropriation, provided, however, Tenant shall not be entitled to share in such award if, by reason thereof, the share of the award payable to Landlord would be reduced below that amount which Landlord would otherwise have received for the expropriation of the Demised Premises or if any such leasehold improvements were not constructed at the expense of Tenant from funds other than proceeds loaned to Landlord pursuant to the Loan Agreement. The unamortized portion of Tenant's leasehold fixtures shall be determined by multiplying Tenant's cost therefor by a fraction, the numerator of which shall be the number of remaining years of the Lease Term at the time of such expropriation and the denominator of which shall be the number of remaining years of the Lease Term at the time such costs were incurred.

             (g) In the event of an expropriation after which Tenant is entitled to elect to terminate this Lease pursuant to this Article 18 and makes such election, all damages awarded for such an expropriation as described hereinafter shall be payable to Landlord's Mortgagee, if any, and, if no Landlord's Mortgagee, then to Landlord, and Tenant shall not be entitled to share in any award made by reason of such an expropriation of the Demised Premises, or any part thereof, by public or quasi-public authority, except as set forth in paragraph (f) relating to unamortized expenditures by Tenant and except for any award for the relocation expenses and any award for loss of Tenant's goodwill and then only if the award for such unamortized expenditures, relocation expenses or loss of goodwill shall be made by the expropriating authority in addition to the award for the Demised Premises, the Improvements and the Land (or portions thereof) and such award does not reduce the award for the Demised Premises, the Improvements and the Land.

             (h)   In the event this Lease shall be terminated pursuant to this
Article 18, any Annual Rental or Additional Rent, if any, which is unearned shall be promptly refunded to Tenant, provided, however, Landlord's Mortgagee, if any, shall have no obligation to return any monies which it has applied to the payment of the unpaid principal amount of the Note and all accrued and unpaid interest thereon. Tenant shall, however, be entitled to recover any such unearned Annual Rental or Additional Rent from any condemnation proceeds, and Landlord's receipt of such award shall be reduced by such amount.

        19. Assignment and Subletting Use. Subject to any restriction set forth in the Permitted Exceptions:

             (a) The Demised Premises may be used for any lawful purposes except for those uses set forth on "Exhibit F" attached hereto and incorporated herein by reference and except as provided in paragraphs (d) and (e) of this
Article 19. Tenant may assign its interest in this Lease or sublet the whole or any part of the Demised Premises, but if it does so, it shall remain primarily liable and responsible under this Lease and, if assigned, any assignee shall assume all Tenant's obligations pursuant to this Lease. Tenant shall notify Landlord of the identity of any assignee or sublessee, but Tenant's failure to so notify Landlord shall not be deemed a default under this Lease. Any assignment of this Lease or subletting of the Demised Premises without notification to Landlord shall not be effective as to Landlord, and Landlord shall not be bound thereby until receipt of such notification. Any assignment of this Lease or subletting of the Demised Premises for a use other than a lawful purpose shall be void and of no force and effect. Nothing in this Lease shall require Tenant to open or operate in the Improvements.

             (b)   [Insert applicable exclusive]

             (c) Article 19(b) shall be considered null and void and of no further force and effect to the extent that this provision is prohibited by the Federal Trade Commission or by any federal, state or local law. In such event and within thirty (30) days of receipt of notice of any violation of state, federal or local law, ordinance or regulation, the parties will in good faith renegotiate this provision to bring the same in accordance with applicable federal, state or local law, ordinance or regulation. In the event that any use is suffered or permitted by Landlord, its successors or assigns for a period of thirty (30) days following written notice to Landlord from Tenant of such violation or conflicting use, Tenant shall be entitled to its remedies at law or at equity; provided, however, that during the Primary Term Tenant's remedies for any breach of this Article 19 shall be limited as provided in Articles 3(b) and 45 and further provided that, if Landlord is diligently prosecuting legal action to cause any owner or tenant who is using its premises in direct competition with Tenant in violation of such tenant's lease, Tenant's rights to exercise any such remedies against Landlord shall be suspended until the conclusion of Landlord's legal action, including the enforcement of any judgment in favor of Landlord. Landlord, its successors or assigns, shall cause a memorandum of this covenant to be placed in the Land Records in the County of ________, State of ________, in any memorandum of lease so recorded by Landlord.

             (d) Landlord shall enter into an REA (as defined in Article 24) providing the Shopping Center may be used for any lawful commercial retail purpose; but that no portion thereof including the Demised Premises shall be occupied or used, directly or indirectly, for a bowling alley, arcade, game room, skating rink, billiard room, massage parlor, peep show store, head shop store, topless or strip club, adult book store (which shall mean a store which primarily sells or offers for sale sexually explicit printed materials, audio or video tapes or films and sexual devices), bar, tavern, pub, restaurant, ballroom, dance hall, discotheque, beauty school, barber college, theater, health club, offices (other than offices ancillary to a retail use, a full service bank office, savings and loan association office, or credit union), place of instruction, reading room or any operation catering primarily to students or trainees rather than to customers. All business operated in the Shopping Center shall be operated on a full-time basis during at least normal business hours Monday through Saturday; no business shall be operated on a part-time basis (i.e., for only a portion of the week or month). The foregoing shall not require the continuous use or occupation of any portion of the Shopping Center but is only intended to prohibit businesses in the Shopping Center which operate on a part-time basis for only a portion of the week or month, such as a discount store operation which is open only as it has stock available to sell.

             (e)   Landlord shall enter into an REA (as defined in Article
24) providing no building, structure or business, including the Demised Premises, shall be constructed or operated in the Shopping Center which shall be inconsistent with the operation of a family-type, retail shopping center, and any building, structure or business shall be attractive, both in its physical characteristics and in appeal, to customers and retail trade.

             (f) No use of any of the Shopping Center owned by or with respect to which Landlord has the right to exercise control of the use or occupancy thereof shall interfere with the use of the Common Area or impede the free flow of pedestrian or vehicular traffic thereon.

        20.  Signs.

             (a) Landlord expressly recognizes that the Service Mark and Trademark "_________" ("Mark") is the valid and exclusive property of Tenant, and Landlord shall not, either during the Lease Term or thereafter, directly or indirectly, contest the validity of such Mark in any form and in any related trademarks or any of Tenant's registrations pertaining thereto in the United States or elsewhere, nor adopt or use such Mark or any term, word, mark or designation which is in any aspect similar to such Mark. Landlord shall not at any time do or cause to be done any act or thing, directly or indirectly, contesting or in any way impairing or tending to impair any part of the Tenant's right, title and interest in such Mark, and Landlord shall not in any manner represent that it has ownership interest in such Mark or registrations therefor and specifically acknowledges that any use thereof pursuant to this Lease shall not create in Landlord any right, title or interest in such Mark. In the event of a breach by Landlord under this Article 20 Tenant shall be entitled to equitable relief and those additional remedies pursuant to Article 45, but shall not be entitled at any time prior to the Loan Payoff to terminate the Lease, reduce its obligations to perform under the Lease or reduce the payment of Annual Rental or Additional Rent hereunder as a result of such breach.

             (b) Tenant shall have the option at its sole cost and expense (to the extent that it is not part of Landlord's Work (as defined in Exhibit "C"), in which event it shall be at Landlord's sole cost and expense) to erect, subject to governmental regulations[, the REA] and matters of title to which this Lease is subordinate, upon any portion of the Improvements, signs of such height and other dimensions as Tenant shall determine, bearing such legend or inscription as Tenant shall determine, provided same are in compliance with all applicable codes, laws and ordinances.

             (c) Landlord shall enter into an REA (as defined in Article 24 providing that no other tenant of the Property pursuant to the terms of any such other tenant's lease shall display other signs, billboards or posters on any portion of the Property and that no pylon sign or monument sign shall be erected on any portion of the Property without the consent of Tenant (except for the monuments or pylon sign(s) to be installed in the locations designated as Exhibit "B"). The REA shall provide that (i) the monument and pylon sign(s) are to be fabricated in accordance with the specifications or rendering attached hereto as Exhibit "B-1" and Tenant's double faced panels thereon shall be in the location shown on Exhibit "B-1", attached hereto and incorporated herein by reference, (ii) Tenant shall be a participant on all of the pylon and monument signs erected on the Property, and Tenant's panels thereon shall be double-faced, if applicable, (iii) Each user will bear the entire expense of the cost and installation of its individual sign panel on the pylon and monument sign(s); and, subject to the approval of the appropriate governmental agencies, Tenant shall be permitted to illuminate its pylon and monument sign(s) from dusk to dawn on a daily basis.

        21. Landlord's Remedies. If Tenant shall be in default (i) of any payment obligation under this Lease and such default shall remain uncured (A) by Tenant for ten (10) days after written notice, and (B) by Tenant's Guarantor for thirty (30) days after written notice, or, (ii) with respect to any other obligation and such default, subject to the following provisions of this
Article 21, shall remain uncured by Tenant or by Tenant's Guarantor for thirty
(30) days after written notice, then Landlord may, by giving written notice to Tenant and Tenant's Guarantor at any time thereafter during the continuance of such default, if clause (i) above applies, either (x) terminate this Lease, or
(y) re-enter the Demised Premises by summary proceedings or otherwise and in the case of either clause (x) or (y), expel Tenant and remove all property therefrom, relet the Demised Premises at the best possible rent readily obtainable from a suitable tenant (making reasonable efforts therefor to mitigate damages), and receive the Rent therefrom, and, in all cases also bring an action for damages or seek specific performance. If Landlord re-enters pursuant to clause (y) above or terminates this Lease pursuant to clause (x) above, provided, Tenant shall remain liable for the equivalent of the amount of all Annual Rental and Additional Rent accrued up to the date of reletting and for the reasonable expenses incurred by Landlord in connection with any enforcement action hereunder (including reasonable attorneys fees), less the proceeds of if any, after deducting therefrom the reasonable cost of obtaining possession of the Demised Premises and of any repairs and alterations and other expenses necessary to prepare the Demised Premises for reletting. From and after the date of reletting, if any, Tenant in the case of either clause (x) or
(y) shall remain liable for any and all deficiencies in Annual Rental and Additional Rent, which deficiencies shall be paid by Tenant on the date herein provided for the payment of Annual Rental or Additional Rent. If any default by Tenant (except non-payment of Annual Rental and Additional Rent) cannot reasonably be remedied within thirty (30) days after notice of default, and if Tenant shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, then Tenant shall have such additional time as shall be reasonably necessary to remedy such default before this Lease can be terminated or other remedy enforced by Landlord but in no event more than one hundred eighty (180) days subject to Excusable Delays (as defined below) unless, only in the case of cures that require construction or remedial work, such cure cannot with diligence be completed within such one hundred eighty
(180) day period in which case such period shall be extended for an additional one hundred eighty (180) days subject to Excusable Delays (as defined below), provided that Tenant shall deliver to Landlord on or before the commencement of such second one hundred eighty (180) day period, a written certification describing the work completed to date, the work remaining to be completed and the estimated time to complete and further provided Tenant takes all reasonable action to prevent further diminution in value of the Demised Premises during such extended cure period. "Excusable Delays" shall mean delay in the performance by Tenant of any of its obligations hereunder by reason of the act or neglect of Landlord, act of God, strike, labor dispute, boycott, governmental restrictions, riot, insurrection, war, catastrophe, act of the public enemy or any other act over which Tenant has no control. In no event shall Tenant have the right to terminate this Lease by reason of any event or circumstance caused by Tenant's failure to cure Tenant's default. Except as provided in the preceding sentence, in the event Tenant shall be in default under any provision of this Lease, then Landlord may, after notice to Tenant (and, with respect to non-monetary defaults, after the continuance of any such default for thirty
(30) days after notice thereof by Landlord), cure such default, all on behalf of and at the expense of Tenant, and do all necessary work and make all necessary payments in connection therewith, and Tenant shall on demand, pay Landlord forthwith the amount so paid by Landlord (which amounts may include reasonable attorneys' fees and expenses of Landlord) together with interest thereon at the Late Rate from the date of Landlord's expenditure to the date of payment by Tenant to Landlord. Except for the legal remedy of damages (provided Landlord shall use reasonable efforts to mitigate damages) and the equitable remedies of an injunction or specific performance, Landlord's remedies herein shall be exclusive.

        22. Satellite Dish. Tenant may, at some time in the future, wish to install a satellite dish on or about the Demised Premises. Subject to applicable law, Tenant, at its sole cost and expense, has the right to install such satellite dish on the roof of the Improvements, on the ground or erected on a pole adjacent and contiguous to the Demised Premises. The location of the installation shall be at a site acceptable to Landlord, and approval of the location shall not be unreasonably withheld or delayed. Tenant shall install the satellite dish in accordance with sound construction practices. Tenant shall use any specified roofing contractor required to comply with the existing roof warranties. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability or loss arising from or out of the installation of the satellite dish.

        23.  Bankruptcy.

             (a) If a petition in bankruptcy shall be filed by or with respect to Tenant, or if Tenant shall be adjudicated bankrupt, or if Tenant shall make a general assignment for the benefit of creditors, or if in any proceeding based upon the insolvency of Tenant a receiver, trustee or liquidator of all of the property of Tenant shall be appointed and shall not be discharged within sixty (60) days after such appointment, then Landlord may terminate this Lease by giving notice to Tenant of its intention so to do; provided, however, neither bankruptcy, insolvency, an assignment for the benefit of creditors nor the appointment of a receiver shall affect this Lease or permit its termination so long as all of the covenants on the part of Tenant to be performed shall be performed by Tenant or someone claiming under it.

             (b) In the event a petition in bankruptcy shall be filed by or with respect to Tenant, Tenant as debtor-in-possession or otherwise shall not elect to reject this Lease or consent to the rejection thereof.

             (c) In the event a petition in bankruptcy shall be filed by or with respect to Landlord, and, landlord or Landlord's Trustee rejects this Lease, Tenant shall, for the benefit of Landlord's Mortgagee pursuant to
Section 365(h) of the Bankruptcy Code, elect to remain and unless such possession is terminated by order of a court of competent jurisdiction shall remain in possession of the Demised Premises.

        24.  Covenants of Quiet Enjoyment and Title.

             (a) Landlord covenants, represents and warrants that it has full right and power to execute and perform this Lease and to grant the estate demised herein and that Tenant, on payment of the Annual Rental and Additional Rent and performance of the covenants and agreements hereof, shall peaceably and quietly have, hold and enjoy the Demised Premises and all rights, easements, appurtenances and privileges belonging or in any way appertaining thereto during the Lease Term without molestation or hindrance of any person claiming by, through or under Landlord, subject, however, to the terms of this Lease and the Permitted Exceptions. Notwithstanding the foregoing, Tenant's obligation to pay Annual Rental and Additional Rent and performance of all obligations hereunder shall not in any way be diminished or impaired by reason of any title encumbrance or matter affecting title to the Demised Premises as may exist on the commencement of the term hereof or by reason of any other failure of peaceable and quiet enjoyment as covenanted and agreed pursuant to this Article 24.

             (b) Notwithstanding the provisions of this Article 24, a breach by Landlord under this Article 24 shall not be a default under this Lease until the earlier of the expiration of the Primary Term or the Loan Payoff, and Tenant's remedies for each such default shall be those exercisable pursuant to
Article 45 hereof.

             (c)   Landlord is the owner of [in fee simple title to]
[a leasehold interest pursuant to the Ground Lease in] the portion of the Property on which the Demised Premises are located, free and clear of any liens, encumbrances, restrictions and violations (or claims or notices thereof), except as set forth on Exhibit "E" attached hereto and incorporated herein by reference (collectively, "Permitted Exceptions"). Landlord has the right to use the Common Area on the Property as contemplated in this Lease.

             (d) The term "REA" as used in this Lease shall mean [insert definition]. Landlord shall comply with all of the terms and conditions of the REA during the Lease Term. As of the date of this Lease, Landlord has not received any notices of default under the REA. Landlord shall have the right to amend or modify the REA provided Landlord has supplied Tenant with a copy of any proposed amendments and obtained Tenant's prior written consent to any amendments.

             (e) Landlord shall not violate (nor shall Landlord's action or inaction cause Tenant to violate) the REA nor shall Landlord permit any other party to the REA to violate the REA, and Tenant shall not violate (nor shall Tenant's action or inaction cause Landlord to violate) the REA. Each of Landlord and Tenant shall perform the acts set forth in this Lease, and if any such act is also required under the REA, the party required under this Lease to perform such act shall be the party responsible for performing such act under the REA. In the event that either party breaches its covenants set forth in the two preceding sentences, then Tenant, in the event of a Landlord default, shall have the right to proceed under Article 45 hereof, and Landlord, in the event of a Tenant default, shall have the right to proceed under Article 21 hereof. In addition, Landlord shall provide Tenant with any notice Landlord receives of Landlord's default under the REA and, if this Lease requires that Tenant perform such obligation, Tenant shall perform such obligation; otherwise Landlord shall perform such obligation. If Landlord fails to do so, Tenant shall have the opportunity, upon complying with the provisions of Article 41 of this Lease, to cure such default on behalf of and at the expense of Landlord.

             (f) Landlord shall, without expense to Tenant and prior to the commencement of construction of the Improvements, furnish to Tenant (i) an American Land Title Association Policy of Title Insurance the premium for which shall be paid from the proceeds of the loan evidenced by the Note[s] and which policy shall be issued by the title insurance company ("Title Insurance Company") insuring the mortgage of the Demised Premises executed by Landlord in favor of Landlord's Mortgagee and shall insure Tenant's leasehold title to and the priority of Tenant's Second Mortgage to the Improvements and the Land and Tenant's right to use the Common Area as contemplated herein in the amount of ___[Tenant to determine]________ and 00/100ths DOLLARS ($_________) and
[amount of the Loan]    and 00/100ths Dollars ($____ ), respectively, and
insuring that the Demised Premises are within the bounds of the Property, (ii) an ALTA/ACSM survey certified to Tenant locating thereon the Improvements by a licensed surveyor of the Property and within sixty (60) days of the Possession Date supply an as-built survey of the Improvements and (iii) agreements wherein each holder of any lien against the Demised Premises with priority to this Lease shall consent to this Lease and agree that Tenant's possession and right of use under this Lease in and to the Demised Premises shall not be disturbed by such holder unless and until Tenant shall breach any of the provisions hereof and this Lease or Tenant's right to possession hereunder shall have been terminated in accordance with the provisions of this Lease.

        25.  Subordination, Non-Disturbance and Attornment.

             (a) Within thirty (30) days after receipt of a written request from Landlord, Tenant shall execute and deliver an agreement in form and content acceptable to Tenant, such acceptance not to be unreasonably withheld or delayed, subordinating this

Lease to a first lien mortgage, other than the Mortgage (as defined in Article 8(e)), or ground lease affecting the Demised Premises; too shift a line provided, however, such subordination shall be upon the express condition that the validity of this Lease shall be recognized by the mortgagee or ground lessor, and that, notwithstanding any default by the mortgagor or ground lessee, with respect to such mortgage or ground lease, Tenant's possession and right of use under this Lease in and to the Demised Premises shall not be disturbed by such mortgagee or ground lessor unless and until Tenant shall breach any of the provisions hereof and this Lease or Tenant's right to possession hereunder shall have been terminated in accordance with the provisions of this Lease.

             (b) Except for the Mortgage and as otherwise provided in this Lease, Landlord shall not enter into any mortgages other than a first mortgage or replacements thereof and any mortgage given in favor of Tenant to secure Landlord's obligations under this Lease and the Construction Fund Disbursement Agreement for the period specified therein unless the holders of such other mortgages specifically recognize in writing the validity of and covenant not to disturb of the leasehold estate and rights of Tenant under this Lease in the manner contemplated in paragraph (a).

             (c) In the event (i) the Lease is subordinated to a mortgage or ground lease as provided in Article 25(a), and (ii) the mortgagee, ground lessor or any of the Persons hereinafter referred to obtains title to the Demised Premises, Tenant shall attorn to such mortgagee or ground lessor, its successor(s) and/or assign(s), any purchaser of the Demised Premises at a foreclosure sale or pursuant to any power of sale provided for in such mortgage, and any recipient of a deed in lieu of foreclosure, as its landlord pursuant to the terms of this Lease and such Person shall accept such attornment. Such attornment shall be effective and self executing without the execution of any further instrument by any such Person succeeding to the interest of the Landlord under this Lease.

        26.  Hazardous Material.

             (a) Tenant acknowledges receipt of the _______________________ prepared for _________________ by _____________________________ dated
______________.

             (b) Except for merchandise and other items sold or used in the retail store operated by Tenant in the ordinary course of its business in compliance with all applicable laws, Tenant shall not cause any Hazardous Materials to be Released on the Demised Premises in violation of Environmental Laws during the Lease Term. Tenant shall take all legally required actions to
(i) cure any violation of Environmental Laws caused by Tenant, its assignees, subtenants, agents or employees on the Demised Premises, Improvements or Land and (ii) remediate or dispose of any Hazardous Materials which Tenant caused to be Released on the Demised Premises, Improvements or Land or which may originate on, or be Released from, the Demised Premises, Improvements or Land after the Possession Date caused by Tenant, its assignees, subtenants, employees or agents.

             (c) Tenant shall indemnify, defend and hold Landlord and its successors, assigns and mortgagees (and their respective directors, officers, employees and agents) harmless from and against any claims (including third-party claims), demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, including reasonable attorneys' fees, fees of environmental consultants and other experts and laboratory fees, known or unknown, contingent or otherwise, arising out of or in any way related to the following matters, provided the same were caused by Tenant, its employees or agents from and after the Possession Date and during the time of

Tenant's occupancy in the Demised Premises: (i) the Release, use, storage, treatment, transportation, transfer, manufacture, refinement, handling, production, disposal or threatened Release of any Hazardous Materials, on, over, under, from or affecting the Demised Premises, Improvements or Land or the air, soil, water, vegetation, buildings, personal property, persons or animals thereon; (ii) any personal injury (including wrongful death) or property damages (real or personal) arising out of or related to such Release, use, storage, treatment, transportation, transfer, manufacture, refinement, handling, production, disposal or threatened Release of Hazardous Materials on, over, under, from or affecting the Demised Premises, Improvements or Land or the air, soil, water, vegetation, buildings, personal property, persons or animals thereon; (iii) any lawsuit brought or threatened, settlement reached or governmental order relating to such Release, use, storage, treatment, transportation, transfer, manufacture, refinement, handling, production, disposal or threatened Release of Hazardous Materials on, over, under, from or affecting the Demised Premises, Improvements or Land or the air, soil, water, vegetation, buildings, personal property, persons or animals thereon; and/or
(iv) any violation of or liability pursuant to Environmental Laws which are based upon or in any way related to such Release, use, storage, treatment, transportation, transfer, manufacture, refinement, handling, production, disposal or threatened Release of Hazardous Materials on, over, under, from or affecting the Demised Premises, Improvements or Land or the air, soil, water, vegetation, buildings, personal property, persons or animals thereon and/or (v) the breach of any warranty, representation or covenant contained in this
Article 26. The indemnity provided in this paragraph shall survive the termination of this Lease and is not limited or otherwise affected by Landlord's knowledge of any matter.

             (d) For purposes of this Lease, "Hazardous Materials" shall include, without limitation, asbestos, polychlorinated biphenyls, petroleum products, any flammable or explosive substances, radioactive materials, hazardous materials, hazardous waste, hazardous or toxic substances or related materials defined as such pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time (42 U.S.C.
section 9601, et seq.), the Hazardous Materials Transportation Act, as amended from time to time (49 U.S.C. section 1801, et seq.), the Resource Conservation and Recovery Act, as amended from time to time ("RCRA") (42 U.S.C. section 6901, et seq.), the Toxic Substances Control Act, as amended from time to time (15 U.S.C. section 2601, et seq.), the Clean Water Act, as amended from time to time (33 U.S.C. section 1251, et seq.), the Clean Air Act, as amended from time to time (42 U.S.C. section 7401, et seq.), and all other federal, state and local laws, statutes and ordinances applicable to hazardous materials, and in the regulations adopted and publications promulgated thereunder, as well as any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgment pursuant to any of the foregoing.

             (e) For purposes of this Lease, "Release" shall mean any release, spill, emission, leaking, pumping, pouring, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

             (f) For purposes of this Lease, "Environmental Laws" shall include any governmental law, ordinance, rule, regulation, or common law, now or hereafter in effect governing protection of the environment, pollution, conservation, hazardous material management, waste disposal, the Release, use, storage, treatment, transfer, manufacture, refinement, handling, production, transportation, remediation, disposal, or threatened Release of Hazardous Materials, including, but not limited to, the statutes referenced above in paragraph (d).

             (g) Landlord and Tenant shall each notify the other of any notices it receives or knowledge it has in regard to the actual or alleged presence of any Hazardous Material on the Demised Premises, Improvements or Land or any alleged liability, investigation, proceeding, lawsuit or violation pursuant to Environmental Laws, but failure to so notify the other shall not be deemed a default under this Lease.

             (h) Tenant shall be permitted to contest any judicial or administrative proceeding described in paragraph (g) as well as the scope of any remediation sought in any such proceeding.

        27. Estoppel Certificates. Tenant will execute, acknowledge and deliver to Landlord, within thirty (30) days of a request by Landlord, and Landlord will execute, acknowledge and deliver to Tenant, within thirty (30) days of a request by Tenant, a certificate executed by an authorized officer of Tenant or Landlord, as the case may be, and, in the case of Tenant's certificate, addressed to Landlord and Landlord's Mortgagee, certifying (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications); (ii) that the Tenant has accepted possession of the Demised Premises, if applicable, and the date on which the Lease Term commenced and will expire; (iii) as to the amount of any prepaid rent or any credit due to the Tenant hereunder; (iv) as to whether, to the best of such party's knowledge, information and belief, the other party is then in default in performing any of its obligations hereunder (and, if so, specifying the nature of each such default) or if any event has occurred that with notice or lapse of time or both would constitute a default; and (v) as to any other fact reasonably requested by the requesting party; and acknowledging and agreeing that any statement contained in such certificate may be relied upon by the requesting party and any other addressee, and in the case of Landlord's certificate, addressed to Tenant, Tenant's mortgagee, assignee or sublessee or any other party reasonably requested by Tenant and certifying the status of the Lease, any existing defaults, the states of the payments and performance of Tenant and any other information reasonably requested by Tenant.

        28. Indemnity. Tenant shall indemnify, defend and save Landlord (its partners, officers, employees and agents), and Landlord's Mortgagee, if any, harmless against all penalties, claims or demands of whatsoever nature (including mechanics' liens from work contracted for by Tenant) and from any liability hereafter arising from statutory and common law liabilities for damage to property or injuries sustained by any person or persons occurring within the Demised Premises during the Lease Term (together with all reasonable attorneys' fees and expenses incurred by Landlord and Landlord's Mortgagee, if any, in connection with the same), except those which shall result, from the negligence or misconduct of Landlord, Landlord's partners, officers, employees or agents or Landlord's Mortgagee, if any.

        29. Condition of Premises at Termination. At the expiration or earlier termination of the Lease Term, Tenant shall surrender the Demised Premises, together with alterations, additions and improvements then a part thereof, in good order and condition except for ordinary wear and tear and except as otherwise expressly provided herein (e.g., loss or damage by fire, the elements and other casualty). All furniture and trade fixtures installed in the Demised Premises at the expense of Tenant or other occupant shall remain the property of Tenant or such other occupant and shall be removed by Tenant at its expense at the expiration or earlier termination of the Lease; provided, however, Tenant shall, at any time and from time to time during the Lease Term, have the option to relinquish its property rights with respect to such trade fixtures, which option shall be exercised by notice of such relinquishment to Landlord, and from and after the exercise of such option the property specified in such notice shall be the property of Landlord.

        30. Holding Over. In the absence of any written agreement to the contrary, if Tenant should remain in occupancy of the Demised Premises after the expiration of the Lease Term, it shall so remain as a tenant from month-to-month and all provisions of this Lease applicable to such tenancy shall remain in full force and effect.

        31.  Investment Tax Credit.

             (a) Landlord shall elect under the applicable provisions of the Internal Revenue Code of 1986, as amended ("Code"), to pass through to the Tenant all investment tax credits which may be available from time to time in respect of the Demised Premises and its proportionate share of any common area under Section 38 of the Code to the extent such investment tax credit is not usable under the Code by the Landlord, its successors and assigns, and permitted by the Code. Upon Tenant's request, Landlord shall timely execute all documents required by said Code, and regulations issued thereunder, to enable Tenant to obtain such investment tax credit.

             (b) Landlord shall maintain adequate records so that the qualifying property can be identified and the cost thereof can be determined and to provide such records to the Tenant upon written request and otherwise to cooperate with Tenant in connection therewith. Landlord shall not destroy or otherwise dispose of such records until written consent to such destruction or disposal has been obtained from Tenant.

        32. Notices. Notices required under this Lease shall be in writing and deemed to be properly served on receipt thereof if personally delivered or sent by certified or registered mail (return receipt requested, postage prepaid) or by overnight courier service which delivers only upon signed receipt of the addressee: (i) to Landlord at the address set forth in the first paragraph of this Lease, Attention: __________________, with a copy to __________________, or (ii) to Tenant at the address set forth in the first paragraph of this Lease, Attention: President, with a separate copy to Vice President-Real Estate. All notices required under this Lease shall also be sent to Kmart Corporation, as Tenant's Guarantor as herein provided, at 3100 W. Big Beaver Road, Troy, Michigan 48084; and to United States Trust Company of New York, as Trustee, c/o U.S. Trust Company of California, N.A., 555 South Flower Street, Suite 2700, Los Angeles, California 90071, Attention: Corporate Trust Division. The parties to receive notice and the addresses for notice may be changed by the party entitled to notice by giving notice of such change pursuant to this Article 32. The date of notice shall be the date of receipt of notice or the date of attempted delivery of the notice by the overnight courier service or the U.S. Postal Service to the addressee or its agent.

        33. Captions and Definitions. Captions or headings of this Lease are solely for convenience of reference and shall not in any way limit or amplify the terms and provisions thereof. The necessary grammatical changes which shall be required to make the provision of this Lease apply (i) in the plural sense if there shall be more than one Landlord, and (ii) to any Landlord which shall be either a corporation, an association, a partnership, or an individual, male or female, shall in all instances be assumed as though in each case fully expressed. Unless otherwise provided in this Lease, upon the termination of this Lease under any of the Articles hereof, the parties hereto shall be relieved of any further liability hereunder except as to acts, omissions, circumstances or defaults occurring prior to such termination and any liability pursuant to Article 28; provided, however, Tenant shall have no right to terminate this Lease prior to expiration of the Primary Term other than pursuant to Articles 17 and 18.

        34. Successors and Assigns. The conditions, covenants and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that if Landlord transfers or sells any portion or all of its interest in the Demised Premises, notwithstanding any other provision to the contrary, Landlord's transferee or purchaser shall be liable for the performance of the obligations of Landlord accruing or arising after the date of such transfer and conveyance during the time of its ownership, and Landlord shall thereupon be released and discharged from any and all further obligations under this Lease as such owner in connection with the property sold by it. Notwithstanding the foregoing, Landlord shall be liable for the performance of the obligations of Landlord accruing or arising from the commencement of the Lease Term up to the date immediately preceding the date of such transfer and conveyance. All covenants and agreements of this Lease shall run with the Land and Property.

        35. Severability. If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

        36. Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the state where the Demised Premises are located without giving effect to its choice of laws principles. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

        37. Waiver and Modifications. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such right, remedy or election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. This Lease may be changed or amended only if such change or amendment is reduced to writing and signed by each party.

        38. Entire Agreement. This Lease, the Construction Fund Disbursement Agreement, Consent and Agreement, [insert any other agreement] and the exhibits and amendments or addenda, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions, provisions and understandings between Landlord and Tenant concerning the Demised Premises and there are no covenants, promises, agreements, conditions, provisions or understandings, either oral or written, between them other than as are herein set forth. Landlord and Tenant shall perform each of their respective obligations pursuant to the Consent and Agreement. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in compliance with the terms of the Consent and Agreement ("Consent and Agreement") dated as of even date herewith by and among Landlord, Tenant and various other parties and unless further reduced to writing and signed by each party.

        39. Litigation. In the event of any litigation between the parties hereto in regard to the subject matter hereof, the prevailing party shall be entitled to recover all costs incurred (including reasonable attorneys' fees) at all trial and appellate levels.

        40. Memorandum of Lease. The parties hereto have simultaneously, with the execution and delivery of this Lease, executed and delivered a Memorandum of Lease which Landlord shall, at its sole expense, cause to be recorded not later than thirty (30) days from the date of execution of this Lease. In the event of a discrepancy between the Lease and the Memorandum of Lease, this Lease shall control.

        41. Tenant's Right to Cure Landlord's Defaults. In the event Landlord shall neglect to pay when due any obligations on any mortgage or encumbrance affecting title to the Demised Premises and to which this Lease shall be subordinate or shall fail to perform any of its obligations specified in this Lease, then Tenant may, after the continuance of such default for ten (10) days after written notice thereof by Tenant to Landlord in the case of a monetary default, pay any principal, interest or other charges to cure such default, all on behalf of and at the expense of Landlord or Tenant may, after the continuance of any non-monetary default (other than any default under Article 10 for which Tenant has immediate rights pursuant to the Construction Fund Disbursement Agreement) for thirty (30) days after written notice thereof by Tenant, do all necessary work and make all necessary payments in connection therewith, and Landlord shall, on demand, pay Tenant forthwith the amount so paid by Tenant, together with interest thereon at the Late Rate from the date of payment until repayment, and Tenant shall be entitled upon Landlord's failure to do so to the extent necessary during the Primary Term and until the Loan Payoff to pursue any and all remedies available pursuant to the Construction Fund Disbursement Agreement, the Second Mortgage or the Option to Purchase Real Estate, and, after the earlier of the expiration of the Primary Term or the Loan Payoff, Tenant's remedies shall be as set forth in Article 45 hereof. If any default by Landlord (except non-payment of a monetary obligation of Landlord) cannot be remedied within thirty (30) days after notice of default, and if Landlord shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, then Landlord shall have three hundred sixty-five (365) days to remedy such default before any remedy set forth above can be enforced by Tenant.

        42. Notice to Landlord's Mortgagee of Landlord's Lease Defaults. Tenant shall provide Landlord's Mortgagee with a duplicate copy of any notice of default sent to Landlord hereunder, and Landlord's Mortgagee shall (except for defaults under Article 10) be granted sixty (60) days after receipt thereof to correct or remedy such default (provided that Landlord's Mortgagee shall provide written notice to Tenant on or before the thirty first (31st) day after receipt of Tenant's notice of default that Landlord's Mortgagee intends to cure such default).

        43. No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Demised Premises by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created, or any interest herein or in such leasehold estate and in addition the fee estate in the Demised Premises or any interest in such fee estate.

        44. Right of Entry. Provided Landlord has given Tenant three (3) days' advance written notice, Landlord, and Landlord's agents will have access to the Demised Premises during Tenant's business hours for the purpose of inspecting the same, performing any repair or other obligations pursuant to the terms of this Lease and exhibiting the Demised Premises to prospective lenders and purchasers. Any access by Landlord or Landlord's agents permitted hereunder shall be discreet and conducted in a manner not to unreasonably interfere with Tenant's use of the Demised Premises. Notwithstanding the foregoing, in the event of any emergency repair (a repair necessary to protect the Improvements and/or to keep the Common Area free from hazards), Landlord is hereby granted access to the Demised Premises and shall provide Tenant with reasonable notice under the circumstances making every attempt to contact Tenant's facility manager prior to its entry.


        45. Landlord's Guaranty; Landlord's Representations and Warranties; Accrual of Tenant's Rights and Remedies.

             (a) [Subject to the limitations on Tenant's remedies set forth in paragraph (d) of this Article 45, Landlord shall unconditionally guarantee all work performed in the Construction of the Improvements which is part of Landlord's Work [and Common Area] against defective workmanship and materials for the period of one (1) year from the completion of the Construction of the Improvements [and Common Area].] [Intentionally omitted.]

             (b) Subject to the limitations on Tenant's remedies set forth in paragraph (d) of this Article 45, Landlord represents, warrants and covenants:

                   (i) prior to the Possession Date and throughout the Lease Term there shall be sidewalks, driveways, roadways and entrances for automotive and pedestrian ingress and egress to and from the Improvements and Land and adjacent public streets and highways, substantially as shown on the Approved Site Improvement Drawings and Specifications;

                   (ii) prior to the Possession Date and throughout the Lease Term, there shall be ingress and egress to the adjoining public streets and highways in the number and in the locations depicted on Exhibit "B", subject to unavoidable temporary closings or temporary relocations necessitated by public authority or Landlord's Force Majeure;

                   (iii) prior to the Possession Date and throughout the Lease Term the aggregate area provided for the parking of automobiles upon the Land shall be sufficient to accommodate not less than _____ automobiles on the basis of the arrangement depicted on the Approved Site Improvement Drawings and Specifications;

                   (iv) prior to the Possession Date and throughout the Lease Term the aggregate area provided for the parking of automobiles upon the Property and intended for common use shall, during the Lease Term, be sufficient to accommodate not less than ____ automobiles per one thousand (1,000) square feet of building space constructed upon the Property, determined in the manner provided for in the applicable building code or regulation;

                   (v) [prior to the Possession Date, it will Substantially Complete or cause to be Substantially Completed all of Landlord's Work;] [Intentionally omitted;]

                   (vi) prior to the Possession Date and during the Lease Term, Landlord shall not erect or permit to be erected any buildings or other structures on the Property, except for buildings or other structures substantially in the size and location shown on Exhibit "B";

                   (vii) prior to the [Commencement of Construction] and on the Possession Date the Property and the Improvements will be properly zoned for Tenant's intended use and all necessary governmental consents, permits and approvals for such Construction shall have been obtained, and on the date
Tenant opens for business all necessary governmental consents, permits and approvals for such Tenant's intended use shall have been obtained;

                   (viii) [prior to the date Tenant opens for business, Landlord shall deliver to Tenant a Certificate of Occupancy which shall permit Tenant to open its store for business, and, in the event such Certificate of Occupancy is not final, Landlord shall promptly and diligently obtain a final Certificate of Occupancy;] [Intentionally omitted;]

                   (ix) prior to the Possession Date and throughout the Lease Term, no building or any portion thereof located on the Outlot Area as designated on Exhibit "B" shall be greater than _____ (__) story or ___________ (___) feet in height (including architectural embellishments) except on Exhibit "B") which shall not be greater than one (1) story or ________ (___) feet in height (including architectural embellishments), whichever is less;

                   (x) Landlord has full right and power to execute and perform this Lease and to grant the estate demised herein and Tenant, on payment of the Annual Rental, Additional Rent and performance of the covenants and agreements hereof, shall peaceably and quietly have, hold and enjoy the Demised Premises and all rights, easements, appurtenances and privileges belonging or in any way appertaining thereto without molestation or hindrance of any person claiming by, through or under Landlord, subject, however, to the terms of this Lease.

                   (xi) Landlord is seized of an indefeasible estate in fee simple to the Property, free and clear of any liens, encumbrances, restrictions and violations (or claims or notices thereof), except for the Permitted Title encumbrances attached hereto as Exhibit "E" and Landlord has the right to use the remaining Common Area on the Property as contemplated in this Lease;

                   (xii) to Landlord's actual knowledge, except for any conditions disclosed in the ___________________ prepared for ______________ by ____________, dated ________, 19__, a copy of which has been provided to Tenant, the Improvements and Land does not now contain any underground storage tank or material amount of Hazardous Materials as defined herein.

                   (xiii) Landlord shall take all legally required action to remediate or dispose of any Hazardous Materials which may exist or have been Released on the Demised Premises, Improvements or Land prior to the Possession Date or during Tenant's occupancy in the Demised Premises not caused by Tenant, its assignees, subtenants, agents or employees.

                   (xiv) Landlord shall indemnify, defend and hold Tenant and its guarantor, successors, assigns and mortgagees (and their respective directors, officers, employees and agents) harmless from and against any claims (including third party claims), demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, including reasonable attorneys' fees, fees of environmental consultants and other experts and laboratory fees, known or unknown, contingent or otherwise, arising out of or in any way related to the following matters if they were not caused by the Tenant, its assignees, subtenants, employees or agents: (A) the Release, use, storage, treatment, transportation, transfer, manufacture, refinement, handling, production, disposal or threatened Release of any Hazardous
Materials, on, over, under, from or affecting the Property or the air, soil, water, vegetation, buildings, personal property, persons or animals thereon;
(B) any personal injury (including wrongful death) or property damages (real or personal) arising out of or related to such Release, use, storage, treatment, transportation, transfer, manufacture, refinement, handling, production, disposal or threatened Release of Hazardous Materials on, over, under, from or affecting the Property or the air, soil, water, vegetation, buildings, personal property, persons or animals thereon; (C) any lawsuit brought or threatened, settlement reached or governmental order relating to such Release, use, storage, treatment, transportation, transfer, manufacture, refinement, handling, production, disposal or threatened Release of Hazardous Materials on, over, under, from or affecting the Property or the air, soil, water, vegetation, buildings, personal property, persons or animals thereon referred to in (A) above; (D) any violation of or liability pursuant to Environmental Laws which are based upon or in any way related to such Release, use, storage, treatment, transportation, transfer, manufacture, refinement, handling, production, disposal or threatened Release of Hazardous Materials on, over, under, from or affecting the Property or the air, soil, water, vegetation, buildings, personal property, persons or animals thereon referred to in (A) above; and/or (E) the breach of any warranty, representation or covenant of the Landlord contained in subsections (b)(xi),
(b)(xii) or (b)(xiii) of this Article 45. The indemnity provided in this paragraph shall survive the termination of this Lease and is not limited or otherwise affected by Tenant's knowledge of any matter.

             (c) Landlord hereby releases and discharges Tenant from any liability hereafter arising from statutory and common law liabilities for damage to property or injuries sustained by any person or persons occurring within or on the Improvements which result from the negligence or misconduct of Landlord, Landlord's partners, officers, employees or agents of Landlord's Mortgagee, if any.

             (d) (i) Notwithstanding the provisions of paragraphs (a), (b) or (c) of this Article 45, Landlord and Tenant acknowledge the provisions of
Article 3 govern and control Tenant's rights and remedies until the earlier of expiration of the Primary Term or Loan Payoff, and thereafter the provisions of this Article 45 shall govern and control Tenant's rights and remedies.

                  (ii) Landlord's breach of any guarantee, covenant, representation, warranty or indemnity contained in paragraphs (a) (b) or (c) of this Article 45 shall not constitute a Landlord default until the earlier of the Loan Payoff or the expiration of the Primary Term.

                  (iii) Except as provided in Article 45(d)(v), Tenant shall not be entitled to declare a default, exercise any remedies or take any action until the earlier of the Loan Payoff or the expiration of the Primary
Term: (A) whenever in this Lease Tenant's remedies are those exercisable pursuant to Article 45, or (B) with respect to Landlord's breach of the guarantee contained in paragraph (a) of this Article 45 or Landlord's breach of the representations, warranties and covenants contained in paragraph (b) of this Article 45 or any breach of Landlord's indemnity contained in paragraph
(c) of this Article 45. Notwithstanding the preceding sentence, if the expiration of the Primary Term has occurred as a result of a termination by Tenant pursuant to Article 17 or Article 18, Tenant shall not be entitled to declare a default or exercise any remedies pursuant to Article 45(d)(iv)(B),
(C) or (D) until the Loan Payoff.

                 (iv) After the earlier of the Loan Payoff or the expiration of the Primary Term, Tenant shall have the following remedies:

                        (A)  to cure such breach if not previously cured;

                        (B) to cure such breach and deduct the cost of such cure together with interest (accruing at the Late Rate) from the date expended until the date repaid by Landlord, from the Annual Rental and Additional Rent due under the Lease (unless Tenant had previously cured such breach and was not reimbursed the cost thereof together with interest pursuant to the Construction Fund Disbursement Agreement, in which case, Tenant shall be entitled to deduct the cost of such cure, together with interest accruing at the Late Rate from the date expended until the date repaid by Landlord, from the Annual Rental and Additional Rent due under the Lease);

                        (C)  pursue any remedies available at law or in equity;
and

                        (D) terminate this Lease by written notice to Landlord with full reservation by Tenant of its right to damages, provided, however, that if the Expiration of the Primary Term has occurred as a result of termination of this Lease by Tenant pursuant to Article 17 or Article 18, Tenant shall not take any action against Landlord's assets by way of execution or otherwise until Loan Payoff occurs.

                 (v) Notwithstanding the limitations of Article 45(d)(iii), the Tenant may exercise the following rights and remedies pursuant to the applicable provisions of this Lease prior to the Loan Payoff:

                        (A) [those described in Articles 10(c) and 11(a); and] [intentionally omitted]

                        (B) the right to terminate this Lease pursuant to the provisions of Article 17 or Article 18; provided, however, that Tenant shall not take any action against Landlord to recover monetary damages or take any action against Landlord's assets by way of execution or otherwise until Loan Payoff occurs.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


WITNESSES:
                                  ----------------------------,
                                  a            limited [partnership]
                                    ----------
                                  [liability company]

- ----------------------            By:
                                     --------------------------
                                  Name:
                                        --------------------
                                  Its:
- ----------------------                   --------------------
                                          (LANDLORD)


WITNESSES:
                                  -----------------------------,
                                  a/an            corporation
                                       ----------
- ----------------------

                                  By:
                                     ----------------------
- ----------------------            Its:
                                      -------------------------

                                          (TENANT)

                                 LEASE EXHIBITS



Exhibit "A"               Legal Description of the Shopping Center

Exhibit "A-1"             Legal Description of the Land

Exhibit "B"               Site Plan showing Tenant's Building and all site work
                          (reduced to 8 1/2" x 11"); pylon sign location, outlot parcel identified

Exhibit "B-1"             Pylon and Monument sign renderings

Exhibit "C"               [Construction Provisions]  [Intentionally omitted]

Exhibit "C-1"             [Index of Typical Store Drawings and Specifications]
                          [Intentionally omitted]

Exhibit "C-2"             [Index of Approved Site Improvement Drawings and
                          Specifications]  [Intentionally omitted]

Exhibit "D"               Annual Rentals for Primary Term and Option Term

Exhibit "E"               Permitted Exceptions

Exhibit "F"               Exclusive Uses of other Tenants

                                   EXHIBIT C

                            CONSTRUCTION PROVISIONS
                            (Shell-Shopping Center)


     1.  LANDLORD'S WORK.

         (a) Improvements. Landlord shall complete or cause to be completed construction of a portion of the Improvements in accordance with the Approved Shell Drawings, and Specifications and the site work and Common Area on the Land in accordance with the Approved Site Improvement Drawings and Specifications.

              (i) The Improvements shall be constructed by Landlord, at its sole cost and expense, in accordance with the Approved Shell Drawings and Specifications (as defined in subparagraph (iii) below) prepared by Landlord, at its sole cost and expense, and approved by Tenant pursuant to subparagraph
(iii) below which shall, with respect to standards of construction and division of responsibility for supplying materials and equipment, substantially satisfy the provisions of Tenant's "Typical Store Shell Drawings and Specifications," prior receipt of which Landlord hereby acknowledges. An index of the Typical Store Shell Drawings and Specifications is attached hereto as Exhibit "C-2" and incorporated herein by this reference.

              (ii) The Typical Store Shell Drawings and Specifications are subject to the following exceptions and such other deviations as may be approved, in writing, by Tenant:

                   (A) Such modifications of arrangement of space, location of entrances, exits and columns and other structural members as shall be indicated by Tenant and delivered to Landlord within thirty (30) days after receipt of Landlord's written request therefor, which request shall be accompanied by preliminary building outlines, together with any available elevations and sections; and

                   (B) Changes of type and standards of construction and of arrangement to the extent required by applicable laws, codes or ordinances.

              (iii) The term "Working Drawings and Specifications" as used in this Exhibit C shall mean the Typical Store Shell Drawings and Specifications as modified pursuant to subparagraphs (ii)(A) and (B) above. The Working Drawings and Specifications shall be submitted to Tenant for approval prior to commencement of Construction and such approval shall not be unreasonably withheld. Within thirty (30) days after receipt of the Working Drawings and Specifications, Tenant shall, in writing, inform Landlord of required revisions or corrections thereto which are necessary to conform the Working Drawings and Specifications to the Tenant's Typical Store Shell Drawings and Specifications.

Landlord shall make such revisions or corrections and resubmit them for Tenant's final approval. In the event Landlord revises the Working Drawings and Specifications, Tenant shall have in each instance thirty (30) days after receipt of such revised Working Drawings and Specifications to approve or comment upon required revisions or corrections. In the event Tenant shall not inform Landlord of such desired revisions or corrections within such thirty
(30) days, the Working Drawings and Specifications or the revised or corrected Working Drawings and Specifications shall be deemed approved and accepted for the purposes hereof. The Working Drawings and Specifications as approved or deemed approved by Tenant shall be referred to as the "Approved Drawings and Specifications."

              (iv) Subsequent to approval of the Approved Drawings and Specifications, in the event that criteria changes to the Approved Drawings and Specifications shall be requested by Tenant, Landlord shall advise Tenant within five (5) Business Days if such criteria change(s) will delay completion of the Demised Premises or the site improvement work on the Land. Tenant shall then advise Landlord within five (5) Business Days of receipt of Landlord's notice if Tenant desires Landlord to proceed with the requested modification notwithstanding the delay. If Tenant elected to instruct the Landlord to incorporate the modification, the date required for the delivery of the Demised Premises will be extended on a day for day basis commensurate with the delay resulting from implementation of the criteria change. If the criteria change(s) result in a savings to the Landlord in Construction Costs (as defined in the Construction Fund Disbursement Agreement), then, Landlord shall offset the amount of the savings from any extra Construction Costs as hereinafter provided. In the event such criteria changes result in extra Construction Costs to the Landlord, then Tenant shall pay Landlord the extra Construction Costs resulting from such changes after deducting from such extra Construction Costs any savings to Landlord of any of the requested changes. The reconciliation of these changes shall be made by Landlord and Tenant within sixty (60) days of the Date of Occupancy and any net payment required shall be paid by the Landlord or Tenant, as applicable, within ten (10) days from the date that the reconciliation is approved by Tenant.

         (b) Site Work. Landlord shall cause all site work for the Shopping Center to be completed at Landlord's sole cost and expense in accordance with the drawings and specifications for such site work prepared or caused to be prepared by Landlord and as approved by Tenant and such site work shall satisfy the requirements of all governmental bodies. An index of such approved site drawings and specifications is attached hereto as Exhibit "C-1" (collectively, "Approved Site Improvement Drawings and Specifications") and incorporated herein by this reference. The site work shall be completed substantially as shown on Exhibit "B", which shall include, but not be limited to provision of paved driveways running from the adjoining public streets around the front and [sides] [rear] of the Improvements in order to secure convenient ingress and egress from such public streets to the front and [side] [rear] entrances of the Demised Premises for the purpose of receiving and delivering fixtures, merchandise and other personal property, which driveways shall be of sufficient width to permit the passage, unloading, and if necessary, the turning around of trailer trucks and other commercial vehicles. Landlord shall also construct and complete the pylon and monument signs for the Shopping Center.

         (c) Completion of Landlord's Work--Possession Date. All of the work described in subparagraphs (a) and (b) above shall constitute "Landlord's Work". The Typical Store Shell Drawings and Specifications, the Working Drawings and Specifications and the Approved Drawings and Specifications shall constitute a part of this Lease, provided, however, Landlord shall be obligated to construct the Improvements solely in accordance with the Approved Drawings and Specifications and the site improvements in accordance with the Approved Site Improvement Drawings and Specifications.

     A general contract for construction of the Improvements ("Construction") which are referred to in this Exhibit C shall be let, rough site grading shall be completed and foundations and footings commenced not later than _________________ ("Construction Commencement Date").

     On the Possession Date, Landlord's Work shall have been Substantially Completed as that term is defined herein (unless the Possession Date occurs prior to Substantial Completion of Landlord's Work as provided in the immediately succeeding sentence). If Tenant elects to open for business pursuant to Article 11 prior to Substantial Completion of Landlord's Work, the term "Possession Date" shall mean the date of such opening for business and in all other cases shall mean the later of: (x) the date specified in a written notice from Landlord to Tenant which date shall be not less than ninety (90) days after the date of such notice; or (y) the date when Landlord's Work shall have been Substantially Completed; provided, however, that the Possession Date shall not be later than ___________, 19__ ("Outside Possession Date"). If Landlord fails to specify a Possession Date, the Possession Date shall be deemed to be the Outside Possession Date.

               (i) From and after the Possession Date, Tenant shall have the privilege, rent free, of entering the Demised Premises for the purpose of completing Tenant's Work and opening its store for business. Entry by Tenant to commence Tenant's Work shall not be construed as an acceptance of Landlord's Work by the Tenant under the provisions of this Lease or as a waiver of any of the provisions hereof.

               (ii) On the Possession Date, all necessary governmental consents, permits and approvals for the Tenant's intended use of the Demised Premises as a retail store facility, including, but not limited to, a Certificate of Occupancy which shall permit Tenant to open its retail store facility for business, shall have been obtained (except to the extent conditioned upon the completion of Tenant's
Work) and, in the event the Certificate of Occupancy is not final, Landlord shall promptly and diligently obtain a final Certificate of Occupancy.

               (iii) The term "Substantial Completion", "Substantially Complete" or "Substantially Completed" as it applies to Landlord's Work shall mean that the construction thereof has been completed except for minor "punchlist" items which do not interfere with Tenant's ability to commence and complete Tenant's Work, which items will be completed by Landlord within thirty
(30) days after the Possession Date.

         (d) Force Majeure. If the performance by Landlord of any of its obligations hereunder is delayed by reason of the act or neglect of Tenant, act of God, strike, labor dispute, boycott, governmental restrictions, riot, insurrection, war, catastrophe, act of the public enemy or any other act over which Landlord has no control (all such acts or events, collectively "Landlord's Force Majeure"), the Construction Commencement Date or the Outside Possession Date shall be extended for a period equal to such delay, but in no event shall such extension exceed ninety (90) days.

     2.  TENANT'S WORK.

         Tenant's Work, for which Tenant shall be solely responsible, shall consist of all work necessary to complete the Improvements so that Tenant can open its store for business. Drawings and specifications for Tenant's Work shall be prepared by Tenant and submitted to landlord for its approval, which approval shall not be unreasonably withheld, delayed or conditioned. While Tenant's Work shall be performed at the sole cost of Tenant, Landlord shall provide Tenant with a Leasehold improvement allowance in the amount of $_________ which shall be disbursed to Tenant upon the closing of the Loan. To the extent that the cost of Tenant's Work exceeds the Leasehold improvement allowance provided for herein, Tenant shall be solely responsible for such excess.

                                   EXHIBIT C

                            CONSTRUCTION PROVISIONS
                           (Turnkey-Shopping Center)


          1.   LANDLORD'S WORK.

               (a) Improvements. Landlord shall complete or cause to be completed construction of the Improvements in accordance with the Approved Drawings and Specifications and the site work and Common Area on the Land in accordance with the Approved Site Improvement Drawings and Specifications.

                    (i) The Improvements shall be constructed by Landlord, at its sole cost and expense, in accordance with the Approved Drawings and Specifications (as defined in subparagraph (iii) below) prepared by Landlord, at its sole cost and expense, and approved by Tenant pursuant to subparagraph
(iii) below which shall, with respect to standards of construction and division of responsibility for supplying materials and equipment, substantially satisfy the provisions of Tenant's "Typical Store Drawings and Specifications," prior receipt of which Landlord hereby acknowledges. An index of the Typical Store Drawings and Specifications is attached hereto as Exhibit "C-2" and incorporated herein by this reference.

                    (ii) The Typical Store Drawings and Specifications are subject to the following exceptions and such other deviations as may be approved, in writing, by Tenant:

                         (A)   Such modifications of arrangement of space,
location of entrances, exits and columns and other structural members as shall be indicated by Tenant and delivered to Landlord within thirty (30) days after receipt of Landlord's written request therefor, which request shall be accompanied by preliminary building outlines, together with any available elevations and sections; and

                         (B)   Changes of type and standards of construction
and of arrangement to the extent required by applicable laws, codes or ordinances.

                    (iii) The term "Working Drawings and Specifications" as used in this Exhibit C shall mean the Typical Store Drawings and Specifications as modified pursuant to subparagraphs (ii)(A) and (B) above. The Working Drawings and Specifications shall be submitted to Tenant for approval prior to commencement of Construction and such approval shall not be unreasonably withheld. Within thirty (30) days after receipt of the Working Drawings and Specifications, Tenant shall, in writing, inform Landlord of required revisions or corrections thereto which are necessary to conform the Working Drawings and Specifications to the Tenant's Typical Store Drawings and Specifications. Landlord shall make such revisions or corrections and resubmit them for Tenant's final approval. In the event Landlord revises the Working Drawings and Specifications, Tenant shall have in each instance thirty (30) days after receipt of such revised Working Drawings and Specifications to approve or comment upon required revisions or corrections. In the event Tenant shall not inform Landlord of such desired revisions or corrections within such thirty
(30) days, the Working Drawings and Specifications or the revised or corrected Working Drawings and Specifications shall be deemed approved and accepted for the purposes hereof. The Working Drawings and Specifications as approved or deemed approved by Tenant shall be referred to as the "Approved Drawings and Specifications."

                    (iv) Subsequent to approval of the Approved Drawings and Specifications, in the event that criteria changes to the Approved Drawings and Specifications shall be requested by Tenant, Landlord shall advise Tenant within five (5) Business Days if such criteria change(s) will delay completion of the Demised Premises or the site improvement work on the Land. Tenant shall then advise Landlord within five (5) Business Days of receipt of Landlord's notice if Tenant desires Landlord to proceed with the requested modification notwithstanding the delay. If Tenant elected to instruct the Landlord to incorporate the modification, the date required for the delivery of the Demised Premises will be extended on a day for day basis commensurate with the delay resulting from implementation of the criteria change. If the criteria change(s) result in a savings to the Landlord in Construction Costs (as defined in the Construction Fund Disbursement Agreement), then Landlord shall offset the amount of the savings from any extra Construction Costs as hereinafter provided. In the event such criteria changes result in extra Construction Costs to the Landlord, then Tenant shall pay Landlord the extra Construction Costs resulting from such changes after deducting from such extra Construction Costs any savings to Landlord of any of the requested changes. The reconciliation of these changes shall be made by Landlord and Tenant within sixty (60) days of the Date of Occupancy, and any net payment required shall be paid by the Landlord or Tenant, as applicable, within ten (10) days from the date that the reconciliation is approved by Tenant.

               (b) Site Work. Landlord shall cause all site work and Common Area on the Land to be completed at Landlord's sole cost and expense in accordance with the drawings and specifications for such site work and Common Area on the Land prepared or caused to be prepared by Landlord and as approved by Tenant, and such site work shall satisfy the requirements of all governmental bodies. An index of such approved site drawings and specifications is attached hereto as Exhibit "C-1" (collectively, "Approved Site Improvement Drawings and Specifications") and incorporated herein by this reference. The site work shall be completed substantially as shown on Exhibit "B", which shall include, but not be limited to, provision of paved driveways running from the adjoining public streets around the front and [sides] [rear] of the Improvements in order to secure convenient ingress and egress from such public streets to the front and [side] [rear] entrances of the Demised Premises for the purpose of receiving and delivering fixtures, merchandise and other personal property, which driveways shall be of sufficient width to permit the passage, unloading, and if necessary, the turning around of trailer trucks and other commercial vehicles. Landlord shall also construct and complete the pylon and monument signs for the Shopping Center.

               (c) Completion of Landlord's Work--Possession Date. All of the work described in subparagraphs (a) and (b) above shall constitute "Landlord's Work". The Typical Store Drawings and Specifications, the Working Drawings and Specifications and the Approved Drawings and Specifications shall constitute a part of this Lease, provided, however, Landlord shall be obligated to construct the Improvements solely in accordance with the Approved Drawings and Specifications and the site improvements in accordance with the Approved Site Improvement Drawings and Specifications.

          A general contract for construction of the Improvements
("Construction") which are referred to in this Exhibit C shall be let, and rough site grading shall be completed and foundations and footings commenced, not later than _________________ ("Construction Commencement Date").

          On the Possession Date, Landlord's Work shall have been Substantially Completed as that term is defined herein (unless the Possession Date occurs prior to Substantial Completion of Landlord's Work as provided in the immediately succeeding sentence). If Tenant elects to open for business pursuant to Article 11 prior to Substantial Completion of Landlord's Work, the term "Possession Date" shall mean the date of such opening for business and in all other cases shall mean the later of: (x) the date specified in a written notice from Landlord to Tenant which date shall be not less than ninety (90) days after the date of such notice; or (y) the date when Landlord's Work shall have been Substantially Completed; provided, however, that the Possession Date shall not be later than ___________, 19__ ("Outside Possession Date"). If Landlord fails to specify a Possession Date, the Possession Date shall be deemed to be the Outside Possession Date.

                     (i) From and after the Possession Date, Tenant shall have the privilege, rent free until the Rental Commencement Date, of entering the Demised Premises for the purpose of installing its trade fixtures, storing merchandise and performing other of Tenant's pre-opening activities, and Tenant may open its store for business. Entry by Tenant to commence fixturing shall not be construed as an acceptance of the Demised Premises by the Tenant under the provisions of this Lease or as a waiver of any of the provisions hereof. Landlord shall obtain any permit or approval required for Tenant to commence fixturing on or before the Possession Date.

                     (ii) On the Possession Date, all necessary governmental consents, permits and approvals for the Tenant's intended use of the Demised Premises as a retail store facility, including, but not limited to, a Certificate of Occupancy which shall permit Tenant to open its retail store facility for business, shall have been obtained (except to the extent conditioned upon the completion of Tenant's Work) and, in the event the Certificate of Occupancy is not final, Landlord shall promptly and diligently obtain a final Certificate of Occupancy.

                     (iii) The term "Substantial Completion", "Substantially Complete" or "Substantially Completed" as it applies to the Improvements and the site work shall mean that the construction thereof has been completed except for minor "punchlist" items which do not interfere with Tenant's ability to open and operate its retail facility, do not hinder the work to be performed by Tenant in or about the Demised Premises and do not prevent Tenant from operating its business in the ordinary course, which items will be completed by Landlord within thirty (30) days after the Possession Date.

               (d) Force Majeure. If the performance by Landlord of any of its obligations hereunder is delayed by reason of the act or neglect of Tenant, act of God, strike, labor dispute, boycott, governmental restrictions, riot, insurrection, war, catastrophe, act of the public enemy or any other act over which Landlord has no control (all such acts or events, collectively "Landlord's Force Majeure"), the Construction Commencement Date or the Outside Possession Date shall be extended for a period equal to such delay, but in no event shall such extension exceed ninety (90) days.

         2.    TENANT'S WORK.

               Tenant's Work, for which Tenant shall be solely responsible, shall consist of fixturing and inventory stocking of its store, and such additional work (if any) as shall be set forth on the attached Exhibit "C-3".